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EXHIBIT 10.1
COLLABORATION AGREEMENT
BETWEEN
MILES INC.
AND
ONYX PHARMACEUTICALS, INC.
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2

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3

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4

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5

Page
28.8 Waiver	57
28.9 Severability	57
28.10 Counterparts	57
28.11 Press Releases	57
28.12 Entire Agreement	57
28.13 Governing Law	57
EXHIBITS
Exhibit A — Diagram of Collaboration
Exhibit B — Field of Collaborative Research
Exhibit C — Research Plan
Exhibit D — Measured Activity Qualifying as “ras Positive” Inhibition
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6

Exhibit 10.1
COLLABORATION AGREEMENT
     This Collaboration Agreement (the “Agreement”) is dated April 22, 1994, by and between Onyx Pharmaceuticals, Inc., a California corporation having its principal place of business in Richmond, California (“Onyx”), and Miles Inc., an Indiana corporation having its principal place of business in Pittsburgh, Pennsylvania (“Miles”). Each of Miles and Onyx are sometimes referred to herein as the “Party” or, collectively, as the “Parties.”
     In consideration of the covenants and promises contained in this Agreement, the Parties agree as follows:
CHAPTER 1
DEFINITIONS
     Capitalized words used in this Agreement shall have the meanings ascribed in the following definitions, unless otherwise stated or defined in the Agreement.
Article 1 — Defined Terms
     1.1 “Advertising and Education” means the advertising and promotion of Collaboration Products, and related professional education, through any means, including, without limitation,
(i)	advertisements appearing in journals, newspapers, magazines or other media, including direct mail and electronic media,

(ii)	seminars and conventions,

(iii)	sample packages of Collaboration Products, promotional literature, visual aids, three dimensional promotional items, and other selling materials,

(iv)	market research, and

(v)	symposia and opinion leader development activities; provided, however, that such term shall exclude direct sales force activity.
     1.2 “Advertising and Education Expense” means costs, [ * ] incurred by a Party or for its account which are specifically identifiable to the Advertising and Education of a Collaboration Product and consistent with the Marketing Plan.
     1.3 “Affiliate” means (i) with respect to Miles, any entity that directly or indirectly Owns, is Owned by, or is under common Ownership with, it, and (ii) with respect to Onyx, any entity that directly or indirectly is Owned by it. As used in Section 1.3, “Owns” or “Ownership” means direct or indirect possession of at least 50% of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity, or, where the laws of the
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jurisdiction in which such entity operates prohibits the ownership by a Party of 50%, such ownership shall be at the maximum level of ownership allowed by such jurisdiction.
     1.4 “Allocable Overhead Costs” means the overhead costs of the functions that directly support an activity under this Agreement, as determined using the same allocation methods that the Party incurring such costs uses throughout its operations. In all cases, Allocable Overhead Costs shall exclude [ * ].
     1.5 “Allowable Expenses” means those expenses incurred subsequent to the receipt of Regulatory Approval for marketing a Collaboration Product in a country and shall consist of:
(i)	Cost of Goods Sold,

(ii)	Distribution Costs,

(iii)	Advertising and Education Expenses,

(iv)	Selling and Promotion Expenses,

(v)	Third Party Royalties,

(vi)	[ * ]

(vii)	[ * ]
     1.6 “Analoging Program” means a program conducted under the Research to prepare, assay, and analyze chemical analogs to one or more specified Lead Structures or other compounds identified by the JRDC during the Research, or otherwise conducted pursuant to Section 7.3.
     1.7 “Back-Up Compound” shall have the meaning described in Section 11.4.
     1.8 “Clinical Development Period” means, with respect to each Product, the period of performance of the clinical and non-clinical investigations and other work necessary to and directly in support of obtaining Regulatory Approval for marketing a Product, commencing [ * ] after a party has obtained regulatory approval to conduct human clinical trials [ * ].
     1.9 “Collaboration Compound” means, except as provided below, any composition of matter:
(i)	that is discovered, identified or synthesized by or on behalf of Onyx or Miles or an Affiliate of either of them, and is recognized for its activity for inhibiting Ras Function as provided below, [ * ]; or

(ii)	as to which Onyx or Miles or an Affiliate of either of them acquires rights from a Third Party, [ * ], and which is recognized for its activity for inhibiting Ras Function as provided below, [ * ]. As used herein, the activity of a composition of matter for inhibiting Ras Function will be
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“recognized” if it satisfies the standard for a ras positive set forth in Exhibit E, or such other specific activity in a particular assay or assays within the Field of Collaborative Research established by the JRDC from time to time pursuant to Section 6.3.
     Notwithstanding the foregoing, the term “Collaboration Compound” shall not include:
(a)	any composition of matter marketed by Miles or an Affiliate of Miles as of the Effective Date or as to which Miles or an Affiliate of Miles is conducting human clinical trials or have approved the commencement of preclinical development (as determined by the appropriate committee of Miles or an Affiliate of Miles), as of the Effective Date;
(b)	any composition of matter owned by Miles or Onyx or an Affiliate of either of them that would become subject to this Agreement by reason of an expansion of the Field of Collaborative Research after the Effective Date but as to which marketing rights have been granted to a Third Party prior to such expansion; or
     (c) any composition of matter that is a Back-Up Compound after [ * ] following the end of the Research Term.
     1.10 “Collaboration Product” means a Product as to which each Party has paid or is paying one-half of the Co-Development Costs and is ready for commercialization pursuant to Article 13. The term Collaboration Product excludes Royalty-Bearing Products.
     1.11 “Collaboration Revenue” means Net Sales of Collaboration Products plus Sublicense Revenue.
     1.12 “Control” means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.
     1.13 “Cost of Goods Sold” means
(i)	the standard unit cost of Collaboration Products in final therapeutic form, calculated in accordance with reasonable cost accounting methods of Miles, consistently applied by Miles as a manufacturer, plus
(ii)	[ * ] also calculated in accordance with reasonable cost accounting methods of Miles, consistently applied by Miles as a manufacturer, but excluding items referred to in the following sentence. Costs of Goods Sold shall exclude [ * ].
     1.14 “Co-Development” means the clinical and non-clinical development of a Development Compound into a Collaboration Product during the Preclinical and Clinical Development Periods by Miles and Onyx under the Co-Development Plan for the Development Compound worldwide excluding Japan.
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     1.15 “Co-Development Costs” means all costs and expenses, [ * ] identifiable to the Co-Development of a Development Compound
(i)	after having obtained regulatory approval to conduct human clinical trials (Clinical Development Period) in the country in question, within the JRDC budget approved by the Parties, and
(ii)	for the Preclinical Development Period pursuant to Section 9.6(b).
Co-Development Costs include the cost of products manufactured for Co-Development activities as determined in Section 11.13.
     1.16 “Co-Development Plan” means the world-wide plan prepared and managed by the JRDC and approved by the Parties for the Preclinical and the Clinical Development Period of Development Compounds as set forth in Section 11.1.
     1.17 “Co-Promote” means to promote jointly Co-Promotion Products through Miles, Onyx, and their respective sales forces under a single trademark in the United States.
     1.18 “Co-Promotion Program” means the plan as set forth in Section 13.6 for Co-Promoting a Co-Promotion Product in the United States.
     1.19 “Co-Promotion Product” means a Collaboration Product that is Co-Promoted and sold in the United States.
     1.20 “Development Compound” means a Collaboration Compound selected by the JRDC, based upon research results showing sufficient utility as a potential Product, for entry into the Preclinical Development Period.
     1.21 “Distribution Costs” means the costs, [ * ] incurred by a Party or for its account, specifically identifiable to the distribution of a Collaboration Product to a Third Party including
(i)	handling and transportation to fulfill orders (excluding such costs, if any, treated as a deduction in the definition of Net Sales),
(ii)	customer services including order entry, billing and adjustments, inquiry and credit and collection, and
(iii)	[ * ] for the storage and distribution of Collaboration Products.
     1.22 “Effective Date” means February 1, 1994.
     1.23 “Field” means the synthesis, discovery, use of and preclinical research upon Collaboration Compounds and the clinical development, manufacture, use and sale of Products for all human and animal therapeutic and/or prophylactic and/or diagnostic indications involving Ras Pathway or Ras Function, subject to Section 11.12.
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     1.24 “Field of Collaborative Research” means the specific programs, targets, and assays that are selected for discovering inhibitors of Ras Pathway and Ras Function. As of the Effective Date, the Field of Collaborative Research shall be as described on the attached Exhibit B, which shall be amended by the Parties as the specific programs, targets, and assays within the Field of Collaborative Research are modified and updated by the JRDC pursuant to Section 6.1. The Field of Collaborative Research shall not include any molecular entities, programs, targets, or assays that are not involved in the Ras Pathway or Ras Function.
     1.25 “Information” means information relating to the Field and/or the Field of Collaborative Research, including, but not limited to, inventions, practices, methods, assays, know-how, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, distribution, cost, sales, manufacturing, patent and legal data or descriptions.
     1.26 “Joint Research and Development Committee” or “JRDC” means the committee described in Section 3.1 of this Agreement.
     1.27 “Lead Structure” means a compound identified in the Research that meets a specific minimum profile established by the JRDC and that is selected by the JRDC for entry into a program conducted under the Research to prepare, assay, and analyze chemical analogs to one or more specified Lead Structures or other compounds identified by the JRDC during the Research, or otherwise conducted pursuant to Section 7.3.
     1.28 “Marketing Plan” means the plan for marketing and selling Collaboration Products, described in Section 13.2.
     1.29 “Marketing Profit or Loss” means Net Sales of Collaboration Products plus Sublicense Revenue less Allowable Expenses.
     1.30 “Miles Know-How” means Information which
(i)	Miles discloses to Onyx or an Affiliate of Onyx under this Agreement, and

(ii)	is within the Control of Miles.
Miles Know-How shall exclude Miles Patents.
     1.31 “Miles Patents” means all Patents owned or Controlled by Miles or an Affiliate of Miles that claim or cover Collaboration Compounds, the manufacture or use of Collaboration Compounds, or methods or materials useful for discovering, identifying, or assaying for Collaboration Compounds, where such Patents cover inventions made prior to the first anniversary of the end of the Research Term.
     1.32 “Net Sales” means gross receipts and any other consideration received by the selling Party on account of sales of Products, less deductions of the following items:
(i)	trade, quantity and cash discounts or rebates, actually allowed and taken,
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(ii)	credits or allowances given for rejection or return of previously sold Product or outdated Product,

(iii)	any tax or other governmental charge borne by the selling Party other than income tax levied on the sale, transportation or delivery of Product, and

(iv)	any charges for packing, handling, freight, insurance and duty.
     1.33 “Onyx Know-How” means Information which
(i)	Onyx discloses to Miles or an Affiliate of Miles under this Agreement and

(ii)	is within the Control of Onyx.
     Onyx Know-How shall exclude Onyx Patents.
     1.34 “Onyx Patents” means all Patents owned or Controlled by Onyx or an Affiliate of Onyx that claim or cover Collaboration Compounds, the manufacture or use of Collaboration Compounds, or methods or materials useful for discovering, identifying, or assaying for Collaboration Compounds, where such Patents cover inventions made prior to the first anniversary of the end of the Research Term.
     1.35 “Patent” means
     (1) valid and enforceable Letters Patent in any and all countries relating to the Field and/or the Field of Collaborative Research, including any extension (SPC), registration, confirmation, reissue, continuation, division, continuation-in-part, re-examination or renewal thereof, and
     (2) pending applications for any of the foregoing.
     1.36 “Preclinical Development Period” means the period of preclinical investigations and other work performed on Development Compounds necessary to generate the data for clinical development as set forth in Section 11.2.
     1.37 “Pre-Marketing Activities” means activities undertaken prior to Regulatory Approval in preparation for the commercial launch of a Collaboration Product in a particular country, including Advertising and Education, trademark prosecution and enforcement as provided in Article 18, training as provided in Section 13.9, and pre-marketing clinical studies conducted to support the Collaboration Product and not as part of an application for Regulatory Approval.
     1.38 “Product” means any pharmaceutical form or dosage of, or diagnostic product based upon, a Collaboration Compound.
     1.39 “Post-Collaboration Compound” means any composition of matter synthesized, identified or discovered by Onyx or Miles:
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     (a) that is contained within a chemical genus as defined in any pending or issued claim of any unexpired Miles Patent or Onyx Patent filed in [ * ] and as to which at least one member of such chemical genus is a Collaboration Compound, and
     (b) that is recognized for its activity for inhibiting Ras Function, as defined in Section 1.11, by Onyx or Miles during the [ * ] period after [ * ] of the end of the Research Term pursuant to Section 9.6 (d) (at a royalty rate pursuant to Section 16.6).
     1.40 “Ras Pathway” means all molecular entities that are part of or that regulate signal transduction through [ * ] ras. This includes but is not restricted to ras, [ * ]. Ras Pathway also includes molecules that directly or indirectly regulate the aforementioned [ * ]. Ras Pathway also includes [ * ]. Ras Pathway shall not include (by way of example and not limitation) [ * ].
     1.41 “Ras Function” means [ * ]. Ras Function includes without restriction [ * ].
     1.42 “Regulatory Approval” means any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale, of Products in a country.
     1.43 “Research” means all work performed by the Parties
(a)	within the Field of Collaborative Research during the Research Term; or

(b)	with respect to Collaboration Compounds pursuant to Section 9.6.
     1.44 “Research Plan” means the plan setting forth the research objectives and the Parties’ respective obligations in conducting the Research, as described in Section 5.1.
     1.45 “Research Term” means the period commencing on February 1, 1994 and continuing until January 31, 1999, unless extended under Sections 5.5 or 5.6, or earlier terminated pursuant to Section 5.8, 5.9, 24.2, 24.3 or 24.4.
     1.46 “Royalty-Bearing Product” means a Product
     (a) that was not selected for Co-Development by the JRDC and that was independently developed by a Party pursuant to Section 12.4 (at a rate pursuant to Section 16.2(c));
     (b) that is sold in a country in which one Party did not participate in paying its entire one-half share of the Co-Development Costs in that country pursuant to Section 12.1 and 12.2 (at a rate pursuant to Section 16.2 (a) and (b) respectively); or
     (c) for which Miles declined to fund Research pursuant to Section 7.3 (at a rate pursuant to Section 16.4).
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     1.47 “Selling and Promotion Expenses” means costs, [ * ] incurred consistent with the budget in the Marketing Plan, and specifically identifiable to the sales and/or promotion of Collaboration Products to all markets and to the operation and maintenance of the sales personnel [ * ].
     1.48 “Sublicense Revenues” means all revenues received from Third Parties as consideration for the sublicensing of the manufacture, use and/or sale of Collaboration Products.
     1.49 “Third Party” means any entity other than Onyx or Miles and their respective Affiliates.
     1.50 “Third Party Royalties” means royalties payable to a Third Party in respect of the sale or manufacture of Collaboration Products.
* * * *
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CHAPTER 2
OVERVIEW OF COLLABORATION
     Proteins and other effectors in the Ras Pathway are directly involved in control of cell growth. Changes or mutations to components in the Ras Pathway have been shown to cause abnormal cell growth, including certain cancers. Onyx has technology, materials, and expertise relating to the modulation of Ras Function and to assays that can identify compounds having activities useful in inhibiting Ras Function. Miles has an extensive library of chemical substances and natural materials, and expertise in the research, development, and commercialization of pharmaceutical compounds. The Parties desire to establish a broad collaboration in the Field to perform research towards identifying and investigating substances that inhibit Ras Function and to develop and commercialize substances identified in such process as pharmaceutical products for the treatment of cancer and other human conditions and diseases. The Parties intend that this Agreement shall establish such collaboration and determine the rights and obligations of each Party in conducting all of the research, development, and marketing of products, and all other related activities, under the collaboration. Attached as Exhibit A is a flowchart depicting in schematic form, the various activities of the collaboration and the decision points in the progress of identifying, researching, and developing Collaboration Products.
Article 2 — Initial Payment And Board Representation
     2.1 Purchase of Series D Preferred Stock. Miles agrees to purchase, and Onyx agrees (subject to the last sentence of this paragraph) to sell, 6,750,000 shares of Onyx Series D Preferred Stock at a purchase price of Two Dollars ($2.00) per share pursuant to a Stock Purchase Agreement of even date herewith, with the execution and performance of such Stock Purchase Agreement and the closing of such purchase and sale to occur within thirty (30) days after the execution of this Agreement. Promptly following execution of this Agreement, the parties shall cooperate to effect the closing of such transaction. The parties recognize that to effect such sale of stock, Onyx is required to obtain certain stockholder consents, and the parties shall cooperate to make such modifications to the form of Stock Purchase Agreement as such stockholders may reasonably request, provided that Miles shall not be obligated to approve any modifications which it deems adverse in the reasonable exercise of its sole discretion.
     2.2 Board Representation.
     (a) Subject to the provisions of paragraph (b) below, Miles shall be entitled, commencing on the date hereof, to appoint a representative to serve on the Onyx Board of Directors, with the Miles representative to be approved in advance by the Onyx Board of Directors. If the Miles representative is unable to attend one or more meetings of the Onyx Board of Directors, he may designate an alternative Miles representative acceptable to Onyx to attend such meeting(s) in a nonvoting, observer capacity. All information received by such individuals from Onyx shall be subject to the non-disclosure obligations of Article 22 of this Agreement. The expenses of such Miles representative associated with attendance at Onyx Board of Directors meetings will be borne by [ * ].
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     (b) The rights of Miles under this Section 2.3 shall expire upon the later to occur of
     (i) the end of the Research Term, or, if the Parties then have Collaboration Compound in clinical development, such later date on which the Partes do not have a Collaboration Compound in clinical development, or
     (ii) such date on which Miles owns less than twelve and one-half percent (12.5%) of the then outstanding capital stock of Onyx on an as-converted, fully-diluted basis.
Article 3 — Management of Collaboration
     3.1 Joint Research and Development Committee. The collaboration between Miles, Onyx, and their respective Affiliates under this Agreement shall be managed by a Joint Research and Development Committee (the “JRDC”). The size of the JRDC may be determined from time to time; initially it shall consist of six members, three each appointed by Onyx and Miles within ten days after the Effective Date. Members of the JRDC shall be composed of senior officers or representatives of each party authorized to make decisions with respect to matters within the scope of the JRDC’s authority. An alternate member designated by a Party may serve temporarily in the absence of a permanent member designated by such Party. Each Party shall appoint and replace its representatives to the JRDC, as appropriate during the collaboration. The JRDC shall operate by consensus. Any deadlock shall be referred to the designated executive officers of Miles and Onyx pursuant to Article 25 of this Agreement.
     3.2 Meetings of the JRDC. The JRDC shall hold meetings at such times as shall be determined by a majority of the membership of the Committee, at least once a quarter. Notice of meetings shall be given 30 days in advance to each member, stating the date, time and place of such meeting and describing the proposed agenda of items to be discussed at such meeting. Either Party may place items on the proposed agenda. Responsibility for arranging meetings will alternate between the Parties, with Onyx having responsibility for the first meeting. The JRDC may conduct meetings in person or by telephone conference; shall keep minutes reflecting actions taken at meetings; may act without a meeting if prior to such action a written consent thereto is signed by all members of the committee; and may amend or expand upon the foregoing procedures for its internal operation by unanimous written consent. At each committee meeting all members shall review and sign the then-current version of Exhibit B, and the Committee will retain copies of all such signed versions of Exhibit B generated during the term of the Agreement.
     3.3 Functions and Powers of the JRDC. The activities of the Parties under this Agreement shall be supervised and managed by the JRDC. The JRDC shall perform the specific functions set forth in Chapters 2-7 of the Agreement if not stated otherwise, and in addition shall perform the following general tasks in managing the collaboration:
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     (a) determine the overall strategy for the collaboration in the manner contemplated by this Agreement;
     (b) coordinate the activities of the Parties hereunder;
     (c) prepare the Annual Plan for the Research (defined in Section 5.4) for each year during the Research Term, including modifications and amendments to the Research Plan;
     (d) review all work done under and results of the Research;
     (e) determine the scope of the Field of Collaborative Research and establish the assay standards used to determine Collaboration Compounds, under Article 6;
     (f) review compounds under investigation in the Research for selection as Lead Structures, and select Collaboration Compounds for Co-Development as Development Compounds;
     (g) approve any agreements with Third Parties to be made by either or both Parties regarding the subject matter of this Agreement (except with respect to Royalty-Bearing Products and as otherwise expressly provided in this Agreement); and
     (h) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.
     3.4 Obligations of Parties. Onyx and Miles shall provide the JRDC and its authorized representatives with reasonable access during regular business hours to all records, documents, and Information relating to this collaboration which it may reasonably require in order to perform its obligations hereunder, provided that if such documents are under a bona fide obligation of confidentiality to a Third Party, then Onyx or Miles, as the case may be, may withhold access thereto to the extent necessary to satisfy such obligation. During the Research Term, neither party shall knowingly receive information which is relevant to the Field and/or the Field of Collaborative Research under conditions which would preclude disclosure by reason of this Section 3.4.
     3.5 Project Leader. Each Party shall designate an overall project leader within ten days of the execution of this Agreement. Such project leaders will be responsible for the day-to-day worldwide coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties relating to the collaboration. The project leaders shall attend all meetings of the JRDC.
     3.6 General. In all matters related to the collaboration established by this Agreement, the Parties shall be guided by standards of reasonableness in economic terms and fairness to each of the Parties, striving to balance as best they can the legitimate interests and concerns of the Parties and to realize the economic potential of the Products. In conducting research, development, and commercialization activities under this Agreement neither Party shall prejudice the value of a Product by reason of such Party’s activities outside of the Field.
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Article 4 — Licenses
     4.1 Research Licenses.
          (a) Onyx hereby grants Miles and its Affiliates a fully paid-up, worldwide license, without the right to sublicense, under the Onyx Patents and Onyx Know-How
               (i) to conduct the Research during the Research Term, and
               (ii) to conduct research and development of Products under Section 9.6 following the Research Term, provided, however, in each case that Miles and its Affiliates may only practice the Onyx Know-How and Onyx Patents that relate directly to the Field of Collaborative Research as defined at the time of such use.
               Such license shall be exclusive except as to Onyx and its Affiliates.
          (b) Miles hereby grants Onyx and its Affiliates a fully paid-up, worldwide license, without the right to sublicense, under the Miles Patents and Miles Know-How
               (i) to conduct the Research during the Research Term, and
               (ii) to conduct research and development of Products under Section 9.6 following Research Term, provided, however, in each case that Onyx and its Affiliates may only practice the Miles Know-How and Miles Patents that relate directly to the Field of Collaborative Research as defined at the time of such use.
               Such license shall be exclusive except as to Miles and its Affiliates.
     4.2 Collaboration Product Commercialization Licenses.
          (a) Onyx hereby grants Miles and its Affiliates a worldwide, fully paid-up license, with the right to grant sublicenses, under the Onyx Patents and the Onyx Know-How to develop, make, have made, use, have used, sell and have sold Collaboration Products, subject to the terms and conditions of this Agreement. Such license shall be exclusive except as to Onyx and its Affiliates.
          (b) Miles and its Affiliates hereby grants Onyx a fully paid-up license in the United States, without the right to grant sublicenses, under the Miles Patents and Miles Know-How to develop, use and sell Collaboration Products, subject to the terms and conditions of this Agreement. Such license shall be exclusive except as to Miles and its Affiliates.
     4.3 Limitations on Exclusivity.
          (a) As used in Sections 4.1 and 4.2, a license that is “exclusive except as to” the granting Party means that the Party granting the license shall not grant any other entity (other than its Affiliates) any license under such intellectual property rights with the right to practice within the licensed field, but that otherwise such Party retains all its rights of ownership in such
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licensed rights, including without limitation the right to practice such property rights, subject only to the license granted.
          (b) With respect to the Onyx Patents and Onyx Know-How that Onyx Controls pursuant to that certain Technology Transfer Agreement between Onyx and Chiron Corporation dated April 24, 1992, as amended (the “Chiron Agreement”), the exclusive licenses granted to Miles and its Affiliates by Onyx under such Onyx rights pursuant to this Article 4 shall be exclusive or co-exclusive only to the extent Onyx holds exclusive or co-exclusive rights under the Chiron Agreement.
     4.4 Royalty-Bearing Product Commercialization Licenses.
          (a) Onyx hereby grants Miles and its Affiliates an exclusive, royalty-bearing license, with the right to grant sublicenses, under the Onyx Patents and the Onyx Know-How solely to develop, make, have made, use, have used, sell and have sold Royalty-Bearing Products of Miles in such countries where such products are deemed hereunder to be Royalty-Bearing Products, subject to the terms and conditions of this Agreement.
          (b) Miles hereby grants Onyx and its Affiliates an exclusive, royalty-bearing license, with the right to grant sublicenses, under the Miles Patents and Miles Know-How solely to make, have made, use, have used, sell and have sold Royalty-Bearing Products of Onyx in such countries where such products are deemed hereunder to be Royalty Bearing Products, subject to the terms and conditions of this Agreement.
     4.5 Know-How Licenses Following The Research Term. Each Party hereby grants the other Party and its Affiliates a non-exclusive, world-wide, fully paid-up license to use the Know-How of the Party granting such license for any purpose relating to the Ras Pathway or Ras Function.
     4.6 Onyx License After Research Termination. Miles hereby grants Onyx and its Affiliates an exclusive royalty-bearing, worldwide license (the “Termination License”), with the right to grant sublicenses, under the Miles Patents, and Miles Know-How at a rate pursuant to Section 16.4 solely to discover and develop substances with activity in the Field of Collaborative Research and to make, use and sell such substances; provided, however, that this Termination License may be exercised by Onyx only in the event that Miles terminates the Research on or before [ * ] under Section 5.6, 5.7 or 5.8. In the case of termination of Research and substitution under Sections 5.6 and 5.7, this license covers the Field of Collaborative Research as defined prior to such substitution.
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CHAPTER 3
RESEARCH
Article 5 — Collaborative Research Program
     5.1 Program Management. Miles and Onyx will conduct the Research on a collaborative basis with the goal of discovering, synthesizing, and performing preclinical investigations on Collaboration Compounds for clinical development into Products as rapidly as possible. The Research will be supervised and managed by the JRDC. The Parties have agreed to the two-year Research Plan attached as Exhibit C. The Parties will update the Research Plan for subsequent years of the collaboration at least 120 days before the beginning of each calendar year. The Research Plan also may be amended and updated by the JRDC at any time in view of the results of the Research performed up to that time.
     5.2 Decision Points During Research. During the Research, the JRDC shall direct compounds and other materials, including Collaboration Compounds, through the program of research investigation and preclinical development work towards selection of Collaboration Compounds for Co-Development as Development Compounds. The initial stage of this process shall be the development of assays and the screening of compounds to determine which compounds should be selected as Lead Structures. Identified Lead Structures will be further investigated, including performing Analoging Programs on such Lead Structures, and performing needed pharmacology, drug optimization, further chemistry investigation, and toxicology and pharmacokinetic investigations, as appropriate. Compounds resulting from an Analoging Program will be further investigated under the Research to determine which of such compounds are Collaboration Compounds. The Research is intended to generate results and data sufficient to determine which compounds should be selected as Development Compounds for preclinical development investigation (see Section 11.2).
     5.3 Research Efforts and Expenses. Each of the Parties will work diligently to carry out the Research, to cooperate with the other Party in the conduct of the Research, and to achieve the objectives of the Research, and shall maintain and utilize scientific staff, laboratories, offices and other facilities consistent with such undertaking. Specific funding for performing the Research is provided in Article 9. Each Party shall bear any of its own expenses incurred in connection with the Research not provided for in Article 9 or otherwise in this Agreement. Management of personnel, including their compensation and evaluation, will be the responsibility of the Party which employs or engages such personnel.
     5.4 Annual Plan and Budget. At least 120 days prior to the beginning of a new calendar year during the Research Term, the JRDC shall agree upon and provide to the Parties a plan (the “Annual Plan”) setting forth each Party’s research tasks and goals under the Research for that year and setting a budget for such Research. The Parties shall approve the budget in the Annual Plan, with such changes as they deem appropriate and mutually approve.
     5.5 Extension of Research Term. The Parties may agree to extend the Research Term by mutual consent on such terms and conditions as the Parties may then agree.
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     5.6 Termination of Research with Substitution of New Research Target. If prior to two and one-half years after the Effective Date Miles determines that the program of Research on inhibition of Ras Function is unlikely to prove successful in identifying products useful for treating cancer and/or other hyperproliferative diseases, Miles may elect to substitute, as of February 1, 1997, another Onyx research program in the field of oncology, if such program remains available for collaboration, in place of the research on inhibition of Ras Function in the Research under this collaboration. Miles may effect such substitution by giving Onyx at least six months written notice, to be effective on February 1, 1997. Upon the effective date of such notice, the Onyx research program in oncology covered by such notice shall be substituted into the collaboration covered by this Agreement in the place of the then-existing Field of Collaborative Research. The Parties shall meet in good faith to agree on a suitable amendment to this Agreement in order to reflect such substitution, including by way of example revising the definitions of Research, Field, Field of Collaborative Research, Collaboration Compound, and Post Collaboration Compound and developing a new Research Plan, in order to conform this Agreement with the new research program substituted by Miles. For purposes of determining the Research Term and the funding of the Research with respect to such substituted target, upon the election of substitution by Miles under this Section 5.6, the new Research shall be deemed to commence on February 1, 1997, with a new five-year Research Term and including an annual $5,000,000 Research payment for each year of such five year term.
     5.7 Consequences of Research Substitution. If Miles terminates, pursuant to Section 5.6, the existing research project under the Research and substitutes another Onyx research program in its place, then, after the effective date of the Miles notice of substitution:
     (i) Miles shall no longer have any rights under Onyx Patents or Know-How, or with respect to the Field of Collaborative Research as defined prior to such substitution,
     (ii) Onyx may thereafter exercise the Termination License under Miles Patents and Know-How, and granted to Onyx under Section 4.6;
     (iii) Miles shall promptly return to Onyx or destroy all copies of Onyx Information and any other confidential information belonging to Onyx (except to the extent such information relates to the Field of Collaborative Research as newly defined after the substitution). [ * ] shall use due diligence in prosecuting and maintaining all [ * ] Patents arising from inventions in the Research. In the event [ * ] declines to prosecute or maintain any such [ * ] Patent, [ * ] shall give [ * ] notice of such decision at least [ * ] prior to any deadline or due date with respect to such patent. [ * ] shall then have the right to prosecute and maintain any such [ * ] Patent at its own expense. [ * ] shall authorize, transfer and assign to [ * ] the right to enforce and defend all such [ * ] Patents within the Field of Collaborative Research. [ * ] agrees to perform all acts deemed necessary or desirable by [ * ] to permit and assist [ * ], at [ * ] expense, in enforcing its rights throughout the world in the [ * ] Patents arising from inventions in the Research and other intellectual property rights arising from this collaboration. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the enforcement, including litigation or other legal proceedings, of applicable patents.
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     5.8 Termination of Research by Miles. Except for termination of the Agreement under Section 23.2, Miles may terminate the Research only
     (a) on the date [ * ] after the Effective Date, by giving Onyx at least [ * ] written notice in advance of such termination, or
     (b) pursuant to the provisions of Section 5.9.
If Miles terminates the Research hereunder, then:
(i)	Onyx may thereafter exercise the Termination License under Miles Patents and Know-How granted to Onyx under Section 4.6;

(ii)	Miles shall promptly return to Onyx or destroy all copies of Onyx Information and any other confidential information belonging to Onyx; and

(iii)	this Agreement, including all licenses granted to Miles under Article 4, shall terminate effective as of such termination, subject to the survival of this Section, Section 4.6, and the portions of this Agreement referred to in Section 24.5.
[ * ] shall use due diligence in prosecuting and maintaining all [ * ] Patents arising from inventions in the Research. In the event [ * ] declines to prosecute or maintain any such [ * ] Patent, [ * ] shall give [ * ] notice of such decision at least [ * ] prior to any deadline or due date with respect to such patent. [ * ] shall then have the right to prosecute and maintain any such [ * ] Patent at its own expense. [ * ] shall authorize, transfer and assign to [ * ] the right to enforce and defend all such [ * ] Patents within the Field of Collaborative Research. [ * ] agrees to perform all acts deemed necessary or desirable by [ * ] to permit and assist [ * ], at [ * ] expense, in enforcing its rights throughout the world in the [ * ] Patents arising from inventions in the Research and other intellectual property rights arising from this collaboration. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the enforcement, including litigation or other legal proceedings, of applicable Patents.
     5.9 Key Employee Departure. If prior to two and one-half years after the Effective Date Dr. Frank McCormick or Dr. Peter Myers ceases to be employed by Onyx, Onyx shall use diligent efforts to find a research scientist to replace the departed employee. If Onyx is unable. to find such replacement who is reasonably satisfactory to Miles within 180 days after Dr. McCormick or Dr. Myers ceases to be employed by Onyx, then Miles may terminate this Agreement by giving Onyx 60 days written notice.
     If Miles terminates the Agreement under this Section, Onyx may thereafter exercise the Termination License under Miles Patents and Know-How granted to Onyx and its Affiliates under Section 4.6. In such a case, however, the Termination License is non-exclusive, and at a rate pursuant to Section 16.4.
     After termination Miles may continue the preclinical research and development work in the Field of Collaborative Research as defined at the date of termination. For this reason, Onyx hereby grants to Miles and its Affiliates a non-exclusive, royalty-bearing worldwide license
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under the Onyx Patents and Know-How, solely to discover and develop substances with activity in the Field of Collaborative Research and to make, use and sell such substances, at a royalty rate pursuant to Section 16.4.
     Such work by Miles after termination is deemed to be work under Section 7.3 such that Onyx provides Information and Miles provides reports on results, may elect to prepare and file an IND and to proceed with clinical trials, etc. Compounds thus independently investigated and developed by Miles shall be deemed Royalty-Bearing Products of Miles; however, Onyx has an option for buy-back pursuant to the provisions of Section 7.4. This paragraph applies only to compounds that were physically available at the time of termination.
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Article 6 — Specification of Research Field and Assays
     6.1 Refinement of Field of Collaborative Research. In executing this Agreement, the Parties recognize that scientific understanding of Ras Function is still developing and will continue to develop during the term of the Research. Further, the Parties recognize that a principal objective of the Research, particularly in its early stages, is to develop further assays to identify compounds which may be useful for inhibiting Ras Function. The JRDC shall periodically review the definition of the Field of Collaborative Research and determine, with specific reference to programs, targets, and assays then in existence or under development, which programs, targets, and assays shall comprise the best areas for Research for discovering inhibitors of Ras Function. Such programs, targets, or assays shall then be selected and included in the Field of Collaborative Research, and any programs, targets, or assays determined no longer to be useful in identifying compounds that inhibit Ras Function shall be removed from the Field of Collaborative Research by the JRDC. Any changes to such Field of Collaborative Research by the JRDC shall be effected by modification of the attached Exhibit B. In the event the JRDC expands the Field of Collaborative Research to include other programs, targets, or assays, such expansion shall not affect any rights or obligations of either Party with respect to Third Parties pursuant to agreements entered into prior to such expansion. If Miles elects to substitute a different Onyx cancer program for the Ras Function inhibition program, pursuant to Section 5.6, this Field of Collaboration Research will be modified to reflect the new programs, targets, and assays included in the program covered by such substitution, including revision of the attached Exhibit B.
     6.2 Restriction of the Field of Collaborative Research. If, under Section 6.1, the JRDC removes certain programs, targets, or assays from the definition of Field of Collaborative Research, then the licenses under the Patents and Know-How relating to such programs, targets, or assays granted under Article 4 shall then terminate with respect to such programs, targets or assays. Further, if one Party but not the other had a research program with respect to such programs, targets, or assays prior to their inclusion in the Field of Collaborative Research (and so advised the JRDC prior to such inclusion), such Party shall have the option
     (a) to acquire the entire right, interest, and title in and to all know-how and Patents jointly developed by the Parties during the course of the Research that relate directly to such programs, targets, or assays removed by the JRDC from the Field of Collaborative Research; and
     (b) to obtain an exclusive, worldwide license to all know-how and Patents developed solely by the other Party during the course of the Research that relate directly to such programs, targets, or assays removed by the JRDC from the Field of Collaborative Research, solely for purposes of developing and making, using and selling products based upon such programs, targets and assays. Such option shall be exercisable for [ * ] after such JRDC decision. If [ * ] is the Party exercising such option, [ * ] shall pay [ * ] for all amounts expended in the Research directly for developing or discovering such jointly-developed know-how, Patents, and inventions covered by the option exercised, and shall pay [ * ] a commercially reasonable royalty up to [ * ] negotiated in good faith for the exclusive license. If [ * ] exercises such option, it shall [ * ].
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     6.3 Specification of Ras Function Assay Standards. The JRDC shall specify the assays and the level of measured activity under such assays in the Field of Collaborative Research that shall be required by the Parties to establish that a specific compound exhibits a sufficient level of activity in inhibiting Ras Function to qualify as a Collaboration Compound under Section 1.11. The initial standards of measured activity for identifying a Collaboration Compound are set forth on Exhibit E. It is anticipated that the specific assays and required level of activity established hereunder by the JRDC for qualifying compounds as Collaboration Compounds under Sections 1.11 may change by JRDC decision during the Research, as the Parties improve and refine their understanding of Ras Function. Such changes shall be reflected by amendment of Exhibit E and shall take effect on the date the amended Exhibit E is signed by both Parties. The Parties understand that if a compound or material shows activity in assays within the Field of Collaborative Research, such activity may support the Parties conducting further Research on such compound within the Field of Collaborative Research, but such compound shall not qualify as a Collaboration Compound unless it meets the requirements established by the JRDC under this Section 6.3.
Article 7 — Allocation of Research Tasks
     7.1 Onyx Research Obligations. Onyx shall be primarily responsible for performing the biological research components of the Research Plan, including investigation of new targets, development of assays, and production of assay reagents. Onyx shall perform such primary screening of compounds as the JRDC determines is appropriate. Such primary screening shall include compounds and materials in the Miles and the Onyx library and collection selected by the JRDC for screening by Onyx. To the extent assays in the Field of Collaborative Research are appropriate for large-scale, high throughput primary screening of compounds, Miles shall perform such screening, with Onyx’ assistance in transferring needed assay reagents and Onyx Information. Onyx will have a right to perform [ * ] in the first year of the Research Term with [ * ], in the second year with [ * ] and starting in the third year of the Research Term, up to [ * ] of the scientific full-time equivalents (“FTEs”) funded by Miles at Onyx during the remainder of the Research Term under the Miles funding. Onyx shall also have the right throughout the Research Term to perform [ * ] in the Field of Collaborative Research [ * ]. Onyx also will perform [ * ] and will assist Miles in performing preclinical investigations on Development Compounds in the Preclinical Development Period, at Miles’ reasonable request. Onyx shall provide the number of FTEs to conduct the Research as specified by the JRDC under the Annual Plan. Onyx may increase the size of its total research team beyond that set forth in the Annual Plan, but shall not receive any payment under Article 9 for any increase in Research effort which was not approved in advance by the JRDC.
     7.2 Miles Research Obligations. Miles shall provide to Onyx samples of a sufficient number and range of materials from its library and collection, for screening by Onyx under the Research, to enable Onyx to screen the Miles prototype library, which is representative of the complexity and diversity of the Miles library and collection. Onyx shall have the right to screen any material from Miles where sampling or other data indicates likelihood of activity in the Field. Miles shall perform all pharmacology research and such biological research as the JRDC may request. Miles shall perform the chemistry required during the Research Term, except as performed by Onyx under Section 7.1. Onyx shall provide Miles such information and materials
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relating to the Onyx assays as are necessary for Miles to perform its chemistry obligations under the Research. Miles shall also perform such primary screening of compounds as the JRDC determines is appropriate using assays within the Field of Collaborative Research that can be utilized efficiently in large-scale, high throughput screening.
     7.3 Independent Funded Research Of Onyx Subject to Buy-Back. Onyx may perform independent preclinical research and development work pursuant to Section 12.4 during the Research Term, or pursuant to Section 9.6 after the Research Term, [ * ]. In those events, upon request by Onyx, Miles shall provide all Information and materials reasonably requested by Onyx to assist in such preclinical research and development work. During such work, Onyx shall provide Miles regular reports on results, including any animal testing data and toxicology. Onyx may elect to prepare and file an IND and to proceed with clinical trials and Clinical Development Period work. Onyx shall deliver to Miles a copy of any IND packages. Subject to Miles’ rights under Section 7.4, compounds independently investigated and developed by Onyx pursuant to this Section shall be deemed Royalty-Bearing Products of Onyx. Research performed by Onyx following the Research Term shall not be subject to buy-back rights of Miles except as provided in this Section 7.3 or Section 7.4, 7.5 or 9.6(b).
     7.4 Miles Buy-Back. If under Section 7.1 Onyx performs [ * ] chemistry or under Section 7.3 Onyx performs independent preclinical research and development work, Miles shall have an option to reestablish the cooperation with Onyx in preclinical research and development work. Such option may be exercised for any compound deriving from such preclinical research and development work at any time up until 30 days following [ * ] by written notice to Onyx. If Miles exercises such option, Miles shall pay Onyx, within [ * ] following notice of exercise of the option, an amount equal to [ * ] of Onyx’ expenses in performing such independent preclinical research and development work on such compound, through the date of the notice. In such a case any license pursuant to Section 4.6 shall terminate and such compound shall be a Collaboration Compound. If Miles does not exercise such option, such compounds thereafter shall be deemed Royalty-Bearing Products of Onyx, and Onyx shall have the exclusive right to develop and market such compound under Section 12.4.
     7.5 Collaboration Compounds Developed After A Termination Under Section 5.9. In the event that following a termination under Section 5.9, either Party performs preclinical development of a Collaboration Compound (including for this purpose any compound that was physically available at that time and is later determined to satisfy the criteria of a Collaboration Compound) that had been identified prior to such termination, the other Party shall retain buy-back rights to reestablish a collaboration with respect to such Collaboration Compound under the terms and conditions of Section 7.4.
     7.6 Conduct of Studies. All work and investigations done in connection with the Research shall be carried out in compliance with any federal, state or local laws, regulations, or guidelines governing the conduct of research at the site where such work is being conducted. Each Party agrees to provide the other with all safety and other handling information and instructions available to the disclosing Party relating to all materials transmitted to the other Party hereunder.
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Article 8 — Research Material and Information
     8.1 Rights In Materials.
     (a) Any compounds or other materials that are tested in the Research but do not become Collaboration Compounds shall remain the sole and exclusive property of the Party that brought such materials to the collaboration, and the other Party shall have no rights therein, except as set forth in Section 8.1(c).
     (b) Compounds synthesized in an Analoging Program shall be owned by the Party who conducted the Analoging Program. If any compound generated under an Analoging Program is discovered, at any time, to be a Collaboration Compound, then such Collaboration Compound may be commercialized only as provided hereunder.
     (c) Miles shall have the right, exercisable until [ * ] after the end of the Research Term, to screen in any of Miles’ assays or screens any compound made by Onyx under an Analoging Program [ * ]. If Miles desires to commercialize any such compound identified in such screening as having pharmaceutical utility, Miles shall give Onyx written notice prior to [ * ] after the end of the Research Term, specifying the compound and the proposed indication to be developed. Thereafter, the Parties will meet in good faith to negotiate an exclusive license agreement, including a commercially reasonable royalty and requirement of diligence, under Onyx’ rights in such compound for such commercialization. The royalty shall only be paid if and as long as such compound is covered by a valid claim of an Onyx Patent. At [ * ] after the end of the Research Term, all rights to commercialize compounds made by Onyx under such an Analoging Program shall return solely and exclusively to Onyx, except with respect to any such compounds for which Miles gave prior written notice hereunder. Miles agrees to notify Onyx promptly upon its determination at any time that it no longer is interested in screening or commercializing any particular compound or compounds made by Onyx under an Analoging Program. All rights in such compound or compounds then shall be wholly owned by Onyx, and Miles’ option to screen with respect to such compound or compounds shall immediately expire.
     8.2 Acquisition of Third Party Technology. If during the Research Term either Party becomes aware of any technology (including compounds) of a Third Party that would be valuable to the discovery, development or commercialization of Collaboration Compounds or Products, the Party will provide such information to the JRDC. Within 60 days of such notification, the JRDC will determine whether that technology should be brought into the Research. In the event that acquisition of any Third Party technology would result in payment of royalties or other license fees to a Third Party that would [ * ], then the Parties shall decide jointly whether to acquire such technology. No consent shall be required with regard to any license for which a Party bears the entire economic burden, and which does not otherwise impair such Party’s performance under the Agreement.
Article 9 — Research Funding
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     9.1 Miles Financial Support. Miles shall provide financial support for Onyx’ Research efforts during the Research Term as set forth in each Annual Plan. Such support shall be provided for [ * ] scientific full-time equivalents (FTEs) annually over 5 years initially at the rate of [ * ] per calendar year for each Onyx scientific FTE working on the Research under the Annual Plan, plus such Third Party expenses to assist Onyx in performing the Research (such as in vivo animal studies) as may be approved by the JRDC. Commencing with the calendar year 1995, such reimbursement rate shall be adjusted each January 1 for inflation based on changes in the Bureau of Labor Statistics Consumer Price Index for Urban Wage-earners — San Francisco/Oakland from September 1993 to the September immediately preceding such January 1. Upon the request of either Party during the Research Term, the JRDC shall review the actual costs of Onyx incurred in connection with the Research. Any such adjustment in the reimbursement rate shall have prospective effect only.
     9.2 Minimum Level of Financial Support. The minimum amount payable by Miles under Section 9.1 shall be US$[ * ] in the first year of the Research Term, US$[ * ] in each of the next [ * ] years of the Research Term, and [ * ] in the [ * ] year of the Research Term. These amounts reflect the total financial support for the [ * ] FTE annually over 5 years.
     9.3 Restriction on Government Support. Onyx shall not obtain any new governmental or other third party support of the Research without the prior approval of Miles. Upon signing of this Agreement, Onyx shall terminate all government grants it currently is receiving that cover research in the Field of Collaborative Research. To the best of Onyx’ knowledge, none of the work done by Onyx (or its predecessors) under government grants prior to the execution of this Agreement has resulted in any Patents or patent applications owned or licensed by Onyx that claim subject matter within the Field of Collaborative Research.
     9.4 Manner of Payments. Miles shall pay Onyx all funding under this Article 9 in U.S. Dollars in quarterly payments as a lump sum on or before [ * ] each calendar quarter, with payment for the period from the Effective Date through June 30, 1994 in the amount of [ * ] to be made within 10 days after the execution of this Agreement. Payment shall be made by wire transfer of immediately available funds to an account designated in writing by Onyx. Unless otherwise agreed in writing by Onyx and Miles, the amount of each installment (except for the first payment) shall be one-fourth of the total annual budget for a particular year as approved by the JRDC under the Annual Plan.
     9.5 Application of Funds; Reporting. Onyx shall use the funds received by it under this Article 9 solely for the purpose of the Research. Onyx shall submit to the JRDC within 60 days after the end of each calendar year of the Research Term a report advising the JRDC of the scientific FTEs and other efforts and expenses applied by it to the Research during the preceding calendar year. In the event that such report shows that Onyx did not expend some of the funds it received hereunder, such amount shall be applied as a credit towards the next payment of funds by Miles hereunder, or if no such further payment is owed, shall be promptly refunded to Miles.
     9.6 Research Activities After Research Term. The Parties expect that both Parties may continue to jointly conduct research and preclinical work on Collaboration Compounds not in development after the end of the Research Term, with the intent of making proposals to the
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JRDC for selection of such Collaboration Compounds for Co-Development into Products. Funding of such preclinical work shall be as follows:
     (a) For any Collaboration Compound in active Preclinical Development Period work as a Development Compound at the end of the Research Term, [ * ] pay all costs approved by the JRDC relating to the preclinical research and investigations by [ * ] in the Preclinical Development Period. [ * ] shall reimburse [ * ] for its approved preclinical expenses within [ * ] of the end of each quarter, based upon invoices submitted by [ * ]. If [ * ] declines to fund the preclinical work on such Development Compound, [ * ] may exercise its rights under Section 7.3. Either Party may propose any such Collaboration Compound to the JRDC for selection for Co-Development, as set forth in Section 11.4.
     (b) For all Collaboration Compounds not under active investigation in the Preclinical Development Period at the end of the Research Term, either Party may propose to the other that the Parties conduct jointly funded preclinical research and investigation work on such Collaboration Compound. If the Parties agree on such arrangement, such preclinical work and Preclinical Development Period work shall be managed by the JRDC to facilitate bringing such compound into the Clinical Development Period and to eliminate duplication of effort, with [ * ] paying for [ * ] of the expenses of such work, reconciled on a quarterly basis. If a Party does not accept the other Party’s proposal to perform joint preclinical work on such Collaboration Compound, either Party may perform such work independently, [ * ]. In that event, prior to conducting any independent Clinical Development Period work on such Collaboration Compound, the Party conducting such independent preclinical work shall propose the Collaboration Compound to the JRDC for selection for Co-Development under Section 11.4. If the JRDC selects such Collaboration Compound for Co-Development, then the Party that did not conduct the preclinical work on such Collaboration Compound shall pay the other Party [ * ] of that Party’s expenses in conducting such independent preclinical work on that compound. Thereafter, the Parties shall [ * ], and shall conduct Co-Development of such Collaboration Product as set forth in Chapter 4. The rights of a Party to buy back into a Collaboration Compound being independently developed by the other Party under this Section 9.6(b) shall not expire until 30 days following [ * ]. If the JRDC does not then select such compound for Co-Development, the Party desiring to develop such Collaboration Compound may proceed with development independently pursuant to Section 12.4.
     (c) For compounds that are under active investigation as part of the Research at the end of the Research Term but have not yet been determined to be a Collaboration Compound, the Parties shall have equal rights to continue work and commercialize any resulting Products under the same arrangements as set forth in paragraph (b) above.
     (d) The Party who is the owner of any pending or issued claim of an unexpired Patent pursuant to Section 1.39 (a) claiming the chemical genus of compounds at least one of which was identified as a Collaboration Compound and whose Patent covers a Post-Collaboration Compound shall have the exclusive right to develop and
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market such Post-Collaboration Compound worldwide, subject to a royalty pursuant to Section 16.6. The testing for inhibiting Ras Function activity by Post-Collaboration Compounds shall be done by Onyx.
Article 10 — Research Reports
     10.1 Information and Reports During Research. Onyx and Miles shall make available and disclose to each other the Information and all other significant information, data, and results known or developed by each party as of the Effective Date and during the Research Term, relating to the Field and the Field of Collaborative Research. All discoveries or inventions made by either Party in the Field and the Field of Collaborative Research, including without limitation information regarding initial leads, activities of leads, derivatives, analogs, and results of in vitro and in vivo studies, will be promptly disclosed to the other Party, with significant discoveries or advances being communicated as soon as practicable after such information is obtained or its significance is appreciated. Each Party shall also submit a written report to the JRDC, at least once a quarter and at least three days prior to the JRDC meeting during such quarter, summarizing the significant results, data, and information, including a list of all new materials created, from the Research conducted by that Party during the previous quarter. Each Party will use reasonable efforts not to communicate information to the other Party that has no application to the Field. Each Party agrees to provide the other with access to review and make copies of the raw data for any and all work carried out in the course of the Research, as reasonably requested by the other Party to further the objectives of this Agreement.
     10.2 Reports After Research Term. Following the Research Term, each Party shall submit reports to the JRDC on a quarterly basis regarding all work being done by such Party with respect to Collaboration Compounds not yet in Development and other compounds under active investigation in the Research as of the end of the Research Term, at a level of detail sufficient to enable the other Party to understand the progress being made and to evaluate whether to participate in funding such preclinical work under Section 9.6, and with respect to any efforts under Section 9.6(d) towards identifying and developing Post-Collaboration Compounds.
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CHAPTER 4
PRODUCT DEVELOPMENT
Article 11 — Co-Development
     11.1 Scope of Development. Development and commercialization by the Parties, or either of them, of any and all Collaboration Compounds for any indication in the Field shall be conducted solely as provided under this Agreement. All Co-Development will be supervised and managed by the JRDC. The JRDC shall:
(i)	review all proposals under Section 11.4 and select Collaboration Compounds for Co-Development into Collaboration Products;

(ii)	review and approve the world-wide plan for the Co-Development of each Development Compound selected for Co-Development, including an annual budget subject to approval by the Parties, the clinical plan, and selection of indications (the “Co-Development Plan”); and

(iii)	approve all major decisions regarding Co-Development.
     11.2 Preclinical Investigation and Development. The JRDC shall select which Collaboration Compounds in the Research shall enter the Preclinical Development Period as Development Compounds. Development Compounds shall be evaluated and investigated under the Preclinical Development Period to determine whether to select such Development Compounds for Co-Development. The Preclinical Development Period shall be directed towards obtaining the data necessary or useful for selecting specific Collaboration Compounds (that are Development Compounds) for Co-Development and for filing the applications for approval to conduct human clinical trials. The Preclinical Development Period includes the preclinical work needed to prepare the data necessary or useful for filing an IND (or related applications) and for obtaining governmental approval to conduct human clinical trials on such Development Compounds, such as [ * ]. Except as otherwise provided in the Annual Plan, Miles shall perform all of the preclinical and regulatory work under the Preclinical Development Period. Miles shall bear all costs and expenses related to the work in the Preclinical Development Period (except as set forth in Section 9.6(b) with respect to preclinical work after the Research Term).
     11.3 Synthesis of Preclinical Materials. The cost of Collaboration Compounds synthesized for use in the Research and the Preclinical Development Period, and related costs of process development, shall be part of the Annual Plan and budget pursuant to Section 5.4. Materials used in the Preclinical Development Period shall be manufactured by [ * ], it being understood that Miles will be the Party responsible for the development of manufacturing processes.
     11.4 Selection of Collaboration Compounds for Co-Development. Co-Development of a Development Compound shall be initiated by its selection by the JRDC. At any time during the Agreement, either Party may make a proposal to the JRDC that a particular Collaboration Compound be selected for Co-Development. Such proposal shall
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include a summary of all research and preclinical results upon which such Party bases its belief that such Collaboration Compound is appropriate for Clinical Development Period work. Within 60 days of receipt of such proposal, the JRDC shall review all such data and make its decision whether to select such Development Compound for Co-Development hereunder. In the event that the JRDC needs more information to make its decision, the JRDC shall inform the Party making the proposal, prior to the end of such 60 day period, specifying the additional information needed. The JRDC and such Party shall cooperate to provide the JRDC such additional information as quickly as possible. The JRDC then shall make its decision as to such Collaboration Compound within 30 days of receiving such additional information. If the JRDC selects a Collaboration Compound for Co-Development, such Co-Development shall commence with work necessary for regulatory submission in the Preclinical Development Period to develop a Collaboration Product. At that time, the JRDC may select an appropriate number of related Collaboration Compounds to act as back-up compounds to the selected Development Compound (“Back-Up Compounds”). Such Back-Up Compounds shall not be subject to independent development under Article 12, during the time that the related Development Compound is in Clinical Development. Such Back-Up Compounds shall no longer be considered Back-Up Compounds
(a)	if the Back-Up Compounds cease to be in Co-Development (including by reason of Regulatory Approval), or

(b)	within [ * ] after the end of the Research Term by decision of the JRDC, or

(c)	after [ * ] after the end of the Research Term.
     11.5 Budget for Development. Within 60 days after selection by the JRDC of a Collaboration Compound for Co-Development the JRDC shall agree upon and provide to the Parties for approval a budget for the Co-Development activities to be undertaken to achieve Regulatory Approval for such Development Compound. The JRDC shall amend and update the Co-Development budget at least 90 days prior to the beginning of a new calendar year while such Co-Development is ongoing, and shall submit such amended budget to the Parties for approval, with such changes as they may deem appropriate and mutually approve.
     11.6 Performance of Co-Development. The JRDC shall supervise Co-Development with the goal of achieving Regulatory Approval of such Development Compound as quickly as possible. In all countries and territories [ * ], Miles shall have the primary responsibility for performing the required tasks of Co-Development pursuant to the world-wide Co-Development Plan, including conducting all clinical trials and obtaining all Regulatory Approvals necessary for marketing Collaboration Products. Onyx shall assist Miles at Miles’ reasonable request in performing such Co-Development tasks; provided, however, that Miles shall at all times have decision-making authority and remain ultimately responsible for completion of all such tasks and obligations. Miles’ (and Onyx’, where appropriate) performance of such Co-Development obligations shall be under the management and supervision of the JRDC, and each Party shall keep the JRDC informed as to all significant work in Clinical Development Period hereunder. [ * ] Miles and Onyx shall jointly participate in performing Co-Development tasks with equal participation by the Parties to the extent practical, under the supervision of the JRDC. Subject to
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the principle of equal participation, the Parties expect that such Co-Development will rely, to the extent it is economically indicated, on the existing structure and capabilities of Miles for performing Clinical Development Period tasks. Promptly after selection of a Collaboration Compound for Co-Development, the Parties shall meet to define a specific mechanism for such joint Co-Development [ * ].
     11.7 Funding of Co-Development. Subject to an election as provided in Section 12.2 below, each Party shall bear one-half of the Co-Development Costs for each Development Compound, for each country throughout the world excluding Japan that the JRDC selects for Co-Development. Each Party shall maintain accurate books and records of all costs and expenses allowable as Co-Development Costs, within the budget of the Co-Development Plan approved by the Parties. Within 60 days after the end of any calendar quarter, each Party shall submit to the JRDC a summary of all Co-Development Costs incurred during that quarter with respect to such Development Compound, including reasonable detail demonstrating the specific basis for the costs and expenses included in the summary. The JRDC shall review all such expenses to determine if they fall within the annual budget in the Co-Development Plan. Any amounts expended outside the approved annual budget shall be borne by the Party making such expenditure, unless approved by JRDC and if so approved shall be Co-Development Costs. With respect to the expenses within the annual budget of the Co-Development Plan, the JRDC shall submit to the Party that bore less than half of the Co-Development Costs within the budget for that quarter an invoice for the amount that Party must remit to the other Party or bring that Party’s share of the Co-Development Costs up to one-half for the previous quarter. Such Party shall remit the amount on the invoice to the other Party within [ * ] of receiving such invoice.
     11.8 Development Payments. Miles agrees to pay Onyx the amounts (“Development Payments”) specified below. Such payments will occur with respect to each Development Compound during the Clinical Development Period under the management of the JRDC as long as the Co-Development continues. No payments under this Section shall be due for independent development pursuant to Section 12.4. Miles shall make the following Development Payments:
     (a) $5.0 million in consideration of research and development efforts to be undertaken by Onyx pursuant to this Agreement following the first administration of a Development Compound to a subject under a Phase II clinical trial. This amount shall be paid by wire transfer within [ * ] after such administration.
     (b) $15.0 million in consideration of research and development efforts to be undertaken by Onyx pursuant to this Agreement following the first administration of a Development Compound to a subject under a Phase III clinical trial. This amount shall be paid by wire transfer within [ * ] after such administration.
     (c) $10.0 million in consideration of research and development efforts to be undertaken by Onyx pursuant to this Agreement following the filing of an NDA for a Development Compound. This amount shall be paid by wire transfer within [ * ] after such filing.
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     (d) $10.0 million in consideration of research and development efforts to be undertaken by Onyx pursuant to this Agreement following the approval of an NDA for a Development Compound or equivalent in any one of the following countries: France, Germany, Italy, Spain, or the United Kingdom. This amount shall be paid by wire transfer within [ * ] after such approval.
     11.9 Development Diligence. The Parties [ * ] and Miles [ * ] shall use diligent efforts to complete the work in the Clinical Development Period of Collaboration Compounds selected for Co-Development, and to file applications to obtain Regulatory Approval for Collaboration Products in each country in which both Parties bear the Co-Development Costs for a particular Product. The Parties shall own jointly [ * ] and Miles shall own solely in all other countries all regulatory submissions and Regulatory Approvals.
     11.10 Collaboration Product Information. Miles and Onyx will disclose and make available to each other all preclinical, clinical, regulatory, commercial and other information known by Miles or Onyx or their respective Affiliates concerning Collaboration Products at any time during the term of this Agreement. All significant information will be disclosed to the other Party promptly after it is learned or its significance is appreciated. The Parties shall agree on an appropriate mechanism, relying if possible on existing infrastructure, to maintain a database of clinical trial data accumulated from all clinical trials and of adverse drug event information for all Collaboration Products. Both Parties shall own (subject to Section 11.9 above) and have rights of access to such database and information.
     11.11 Use of Information. Any information contained in reports made pursuant to this Article 11 or otherwise communicated between the Parties will be subject to the confidentiality provisions of Article 22 below. Subject to such limitation, Miles may use any information obtained by it pursuant to this Agreement for the purposes of obtaining Regulatory Approval for Products in countries where Onyx is not participating in Co-Development of such Products.
     11.12 Relationship With Chiron Product Rights. The Parties recognize that Onyx has granted Chiron prior rights relating to developing and commercializing [ * ] products, as defined in the Chiron Agreement, and that all rights granted in this Agreement are subject to those prior rights. In the event any Collaboration Compound introduced to the collaboration by Onyx or synthesized by Onyx in the course of the Analoging Program pursuant to Section 8.1.(b) satisfies the definition of a [ * ] product, Onyx shall provide notice to Chiron and comply with Chiron’s rights with respect to such product. If as a result of such negotiation Chiron elects to develop and commercialize such compound as a [ * ] product under the Chiron Agreement, then Miles and Onyx shall share equally any Sublicensing Revenue received from Chiron with respect to such products. If Chiron does not elect to commercialize such Collaboration Compound as a [ * ] product, such compound shall be developed, if at all, under this Agreement. Any Collaboration Compound introduced to the collaboration by Miles or synthesized by Miles in the course of the Analoging Program pursuant to Section 8.1(b) that satisfies the definition of a [ * ] product, shall not be provided to Chiron. Onyx agrees not to make any amendment to the Chiron Agreement or waive any rights thereunder after the Effective Date which is adverse to the collaboration established by this Agreement without the prior consent of Miles.
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     11.13 Manufacture of Clinical Materials. Miles shall manufacture, or have manufactured, all quantities of Collaboration Products required for clinical trials and obtaining Regulatory Approvals. The specifications for such materials shall be established by the JRDC.
     The cost of manufacturing such materials [ * ] shall be included within Co-Development Costs, based on Miles’ then most current estimates of the final Cost of Goods Sold for such Products.
Article 12 — Independent Development
     12.1 Termination of Funding of Co-Development in Japan. Onyx has selected not to bear its share of the Co-Development Costs in Japan. Thus, the Development Compounds shall be deemed Royalty-Bearing Products for Miles in Japan, but shall remain a Collaboration Product in the rest of the world. Miles, if it bears the costs to continue work in Japan, shall have the exclusive rights to develop and market such Products, subject to the payment of royalties pursuant to Section 16.2(b) below.
     12.2 Termination of Funding of Co-Development Outside Japan. Either Party may terminate entirely its funding for conducting research and preclinical work on Collaboration Compounds not in development after the end of the Research Term and/or its funding of CoDevelopment Costs for a particular Development Compound, by giving the other Party 60 days written notice of that decision. Such Party shall remain responsible for its share of all Co-Development Costs incurred up until the effective date of such termination under the notice. Thereafter, the other Party may continue work at its own expense, and the Product shall be deemed a Royalty-Bearing Product. Such Party continuing work thereby shall obtain the worldwide (excluding Japan), exclusive right to develop and market such Product, subject to payment to the terminating Party of a royalty on sales of such Royalty-Bearing Product under Section 16.2(a).
     12.3 No Refund of Co-Development Costs. A Party shall not be entitled to any refund of any Co-Development Costs it has borne under this Agreement, regardless of any election made under Sections 12.1 or 12.2.
     12.4 Independent Development. If a Collaboration Compound is not selected by the JRDC as a Development Compound for Co-Development or has been selected either as Development Compound or as Back-Up Compound, for which, however, development has been discontinued, either Party may elect, by written notice to the other Party, to develop such Collaboration Compound as a Product independently, provided that such Party supported selection by the JRDC at the time the Collaboration Compound was submitted to the JRDC for consideration. In addition, if Onyx performed independent research and development on a compound under Section 7.3 and Miles did not exercise the option under Section 7.4, then Onyx may develop such compound as a Product independently. The Party performing such independent Clinical Development Period work shall bear all related expenses. Such independently developed Product shall be a Royalty-Bearing Product. The non-electing Party shall provide all materials and Know-How relating to such Collaboration Compound as are reasonable to assist such Party to perform such Clinical Development Period work. The Party
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that performs such independent development shall pay a royalty to the other Party for sales of such Royalty-Bearing Product under Section 16.2(c).
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CHAPTER 5
MARKETING OF PRODUCTS
Article 13 — Commercialization of Collaboration Products
     13.1 Miles Exclusive Rights Outside the United States. Outside the United States, Miles shall have the exclusive right, subject to Section 13.11, to commercialize and market Collaboration Products. Miles shall use reasonable diligence in marketing Collaboration Products outside the United States and shall endeavor to maximize the economic value of the Products to the Parties. Onyx shall cooperate and assist in such marketing at Miles’ reasonable request.
     13.2 Miles Marketing Plan. At least twelve months prior to the expected Regulatory Approval of marketing a Collaboration Product, Miles shall develop for review a Marketing Plan setting forth the world-wide plan for marketing and selling such Collaboration Product. Such Marketing Plan shall also include a budget financial projections, as set forth in Section 13.3. Such Marketing Plan will be updated by Miles at least 90 days [ * ] and at least 90 days prior to [ * ] the launch of such Product. Onyx shall have the right to meet with Miles to discuss the marketing and selling plans and strategies contained therein.
     13.3 Financial Projections and Budget. Each Marketing Plan shall include a detailed budget for the marketing and selling of the Collaboration Product and financial projections for sales and profitability. The financial projections will set forth projections over the first [ * ] years following launch.
     13.4 Onyx Option To Co-Promote. Onyx has the right to Co-Promote with Miles in the United States each Collaboration Product that receives Regulatory Approval, so long as Onyx paid one-half of the Co-Development Costs incurred world-wide for such Collaboration Product excluding Japan.
     13.5 Onyx Notice of Intent to Co-Promote. For each Development Compound in Co-Development, Miles shall give Onyx a presentation promptly after all Phase II clinical trials data have been collected and analyzed. This presentation shall give an analysis of all relevant data about such Development Compound, including results from all Clinical Development Period efforts and shall set forth a detailed plan and budget for the remaining clinical development needed to obtain Regulatory Approval and a proposed Marketing Plan for the United States after approval. Such presentation shall be sufficiently detailed to permit Onyx to make an informed decision about Co-Promotion. Within [ * ] after receipt of such presentation, Onyx shall provide the Miles written notice of whether it elects to Co-Promote such Collaboration Product in the United States. If Onyx does not elect to Co-Promote within such period or does not participate in the launch of the Product, Miles shall have the exclusive right to commercialize and market such Collaboration Product in the United States.
     13.6 Co-Promotion Program. The JRDC shall determine the method of marketing the Co-Promotion Products that is designed to maximize the economic value of such Products to
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the Parties. With respect to each Collaboration Product that Onyx elects to Co-Promote under Section 13.5, Onyx and Miles shall each work diligently, and use reasonable commercial efforts, to Co-Promote and commercialize such Co-Promoted Products in the United States. The JRDC shall develop, oversee and implement all such commercialization activities, giving equal position and opportunity to each Party in Co-Promoting Products (the “Co-Promotion Program”). At least twelve months prior to the introduction of each such Co-Promoted Product, the JRDC shall prepare a detailed plan for the initial launch and the 12 month period following launch (“Launch Year”). Such Co-Promotion Program shall be updated and approved on an annual basis not later than 90 days prior to each January 1 following launch.
     13.7 Co-Promotion Sales Efforts. Each Party contributes 50% of the overall level of sales effort for each Co-Promotion Product. The JRDC shall work with the Parties to achieve a mutually acceptable level of sales efforts, including numbers of sales representatives allocated.
     13.8 Co-Promotion Costs. The Co-Promotion Program for each Co-Promoted Product shall include a budget, prepared by the JRDC and approved by the Parties, of the approved costs for all aspects of Co-Promotion in the United States for such Co-Promoted Product (the “Approved Co-Promotion Costs”). Approved Co-Promotion Costs may include: [ * ] with respect to such Co-Promoted Product.
     13.9 Training Program. The JRDC shall oversee the development of training programs covering the Co-Promoted Products for the sales forces of each respective Party. The Parties agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy. Training shall be carried out at a time which is mutually acceptable to the Parties, and which is prior to but reasonably near the date on which Regulatory Approval is expected. As additional members are added to the Parties’ respective sales forces, training will be given to groups of the newly selected members at reasonable intervals of time. All training shall be carried out by Miles. All training materials will be prepared and supplied by Miles.
     13.10 Advertising and Promotional Materials. The JRDC shall oversee the development of all written sales, promotional, and advertising materials and all oral presentations relating to Co-Promoted Products. All such written or visual materials, and oral presentations (where applicable), shall comply with the general requirements of Article 18 relating to trademarks and shall, if they identify either Party, describe Miles and Onyx as joining in a research collaboration and the co-promotion of such Product, and shall display the Onyx and Miles names and logos with equal prominence (to the extent permitted by law). All such advertising and promotional materials will be prepared and supplied by Miles.
     13.11 Onyx Marketing. In a country outside the United States and Japan where Onyx has a sales force and it is legally permissible to co-promote products, Onyx may request that Miles permit Onyx to co-promote Collaboration Products in such country. Miles shall consider such request in good faith, and at its discretion may permit Onyx to perform such co-promotion under terms mutually agreed to by the Parties.
     13.12 Price Setting in the United States. Miles will have the sole right and responsibility for establishing and modifying the terms and conditions with respect to the sale of
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the Co-Promotion Product, including the [ * ], any [ * ] and the like. In establishing such prices and commercial terms, Miles shall seek to maximize the economic value of such Products to the Parties over time.
Article 14 — Sales Responsibility
     14.1 Sales and Distribution. For each Co-Promotion Product, Miles shall be responsible for booking sales, warehousing, and distribution of all such Products, and for performing all services related to Product distribution and customer service. If Onyx receives any orders for Co-Promotion Product, it shall refer such orders to Miles to be filled.
     14.2 Responsibility. Unless otherwise agreed, Miles shall have the sole responsibility with respect to the following:
     (a) Handling all returns of the Co-Promotion Product. If a Co-Promotion Product is returned to Onyx, it shall be shipped promptly to the facility responsible for shipment of such product in the country in question, to the attention of the Returned Goods Department or another location as may be designated by Miles.
     (b) Handling all recalls of the Co-Promotion Products. Onyx will make available to Miles, upon request, all of Onyx’ pertinent records which Miles may reasonably request to assist Miles in effecting any recall.
     (c) Handling all aspects of order processing, invoicing, distribution, inventory, receivables and collection in respect of sales of Co-Promotion Products.
     (d) Accounting for Collaboration Revenue. Miles shall properly manage and account for all amounts received on account of sales of Co-Promotion Products.
     14.3 Cost Allocations. To the extent such costs are not [ * ] or otherwise allocated as [ * ] hereunder, all other costs incurred under Sections 14.1 and 14.2 shall be [ * ].
     14.4 Allocation of Co-Promotion Costs. Miles, as the Party responsible for accounting under Section 16.1, shall review all invoices submitted by the Parties as [ * ] relating to co-promotion activities for Co-Promotion Products, and shall approve for reimbursement only those invoices for charges and costs that constitute Approved Co-Promotion Costs. The Parties shall submit to Miles, on a quarterly basis, invoices for the Approved Co-Promotion Costs incurred by them during the previous quarter. The Approved Co-Promotion Costs and the costs pursuant to Section 13.9 and 13.10 shall be deducted as [ * ] from the Collaboration Revenue, in accordance with Section 16.1 below, in determining the Marketing Profit or Marketing Loss.
Article 15 — Royalty-Bearing Products
     15.1 Commercialization and Marketing of Royalty-Bearing Products. Each Party which has exclusive rights in such countries where Products are deemed Royalty-Bearing Products shall conduct the development and marketing of such Products in accordance with the Party’s internal standards with respect to matters such as development timetables, expenditures,
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pricing, promotion and advertising, taking into account relevant parameters including market size, profit margins and competition and in accordance with legal and regulatory requirements. Each Party shall use its own discretion, based upon resources and other relevant parameters, to determine which countries are selected to pursue the development and marketing of such Royalty-Bearing Products.
Article 16 — Compensation for Sales of Products
     16.1 Determination and Allocation of Marketing Profit and Loss with Respect to Sales Of Collaboration Products. Within [ * ] of the end of each of the [ * ] calendar quarters and [ * ] of the [ * ] quarter, Miles shall report to Onyx worldwide Collaboration Revenue received for each Collaboration Product, on a country-by-country and Product-by-Product on a consolidated basis for each such quarter. Furthermore Miles shall report to Onyx the [ * ] incurred by Miles and reported to Miles pursuant to Section 14.4, on a country-by-country and Product-by-Product on a consolidated basis during such quarter. [ * ] of the Net Sales of all Collaboration Products other than Co-Promotion Products shall be an additional [ * ] to Miles to compensate Miles for the investment and risk with respect to the sale and marketing of such Products. The Marketing Profit shall be divided equally between Onyx and Miles, however, subject to Section 16.3 below. In addition, upon receipt of such reports for the [ * ] quarter, Miles shall reconcile all reports for such calendar year and shall direct the remittance of a reconciling payment between the Parties, as appropriate. Marketing Profit shall be determined and allocated between the Parties for so long as [ * ]. In the event that the [ * ] are greater than the [ * ] for a particular quarter, the difference shall be deemed Marketing Loss, which shall be allocated in equal shares to each Party. Within [ * ] of such allocation, Onyx shall reimburse Miles an amount which, when added to any unreimbursed Allowable Expense borne by Onyx during the quarter, will be sufficient to allocate to Miles its one-half share of the Marketing Loss for the quarter.
     16.2 Royalty With Respect to Sales of Royalty-Bearing Products. Sales by a Party or its sublicensee of Royalty-Bearing Products shall require payment of royalties to the other Party as determined under the following provisions:
     (a) Royalties After Termination of Co-Development. For Collaboration Compounds that are independently developed under Section 12.2 as Royalty-Bearing Products, the royalty to be paid on Net Sales by the Party conducting such development is as follows:
     (i) if the commencement of independent development occurred after the end of the Research Term and prior to the commencement of the Clinical Development Period, the royalty shall be at a rate of [ * ] to be negotiated in good faith, or
     (ii) if the commencement of independent development occurred after the commencement of the Clinical Development Period at the rate determined by the following equation:
     Royalty Rate = [ * ]
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     (1) “L %” means
     (i) [ * ] and
     (ii) [ * ]
     (2) [ * ] and
     (3) [ * ]
     (b) Royalties For Product Sold in Japan. For Collaboration Compounds, that are independently developed under Section 12.1 as Royalty-Bearing Products in Japan, the royalty to be paid on Net Sales is
     (i) A rate of [ * ] if either (A) the compound in question has entered the Preclinical Development Period prior to [ * ] or (B) such compound is not in the Preclinical Development Period prior to [ * ] but [ * ] and
     (ii) A rate of [ * ] in all other cases, depending on the stage of development, such rate to be negotiated in good faith.
     (c) Royalties For Independently-Developed Products. For Collaboration Compounds that are independently developed under Section 12.4 above, Net Sales of such Royalty-Bearing Products by such a Party or its sublicensee shall be subject to a royalty payable by such Party to the other Party. Such royalty will be at a rate between [ * ] to be negotiated in good faith by the Parties based on the following factors:
     (i) [ * ]
     (ii) [ * ] and
     (iii) [ * ]
     16.3 Special Distribution. At the end of each calendar quarter, Miles shall be entitled to a special distribution equal to the amounts of Development Payments made by Miles under Section 11.8 and not yet recovered by Miles under this Section 16.3. The amount of the distribution, however, shall not exceed the sum of:
(i)	[ * ] of the [ * ] of Marketing Profits for such quarter; and

(ii)	[ * ] of the [ * ] from Royalty-Bearing Products for such quarter; and

(iii)	if the end of the [ * ] concerned is also the end of the [ * ], [ * ] of any Onyx Profit during [ * ]. As used herein, “Onyx Profit” means any net profit reported by Onyx for financial accounting purposes, as calculated by [ * ].
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Such distribution shall be effected within 60 days after the end of the quarter in the following manner or manners, as necessary, in the following order: (i) [ * ]; (ii) [ * ]; (iii) [ * ]; and (iv) [ * ].
     16.4 Research Termination. In the event that Miles terminates the Research under Sections 5.6, 5.7, 5.8 and 5.9 and Onyx sells Products thereafter, then Onyx shall pay Miles a royalty on Net Sales of such Products, at a commercially reasonable royalty rate up to [ * ].
     16.5 Duration of Royalty Obligations: Royalty Step-Down. The royalty obligation under Section 16.2 shall terminate, with respect to sales of a particular Royalty-Bearing Product, on a country-by-country basis on the later of: the expiration of the last to expire Patent right covering such Product owned or Controlled by either Party or [ * ] years after the first commercial sale of such Product. In the event such Product is sold in a country wherein there is no issued and enforceable Patent owned or Controlled by either Party, covering the manufacture, use or sale of such Product, then the royalty rate applicable to sales of such Product in such country shall be [ * ] rate otherwise specified in this Article.
     16.6 Royalty for Post-Collaboration Compound Sales. In the event a Party sells as a product a Post-Collaboration Compound it owns, such Party shall pay the other Party a royalty of [ * ] of the Net Sales of such product. Such royalty obligation shall terminate, on a country-by-country basis, upon the last to expire Onyx Patent or Miles Patent covering such product through its chemical genus claim.
     16.7 Royalty Payment Reports. Royalty payments under this Agreement shall be made to the Party owed a royalty hereunder, or its designee, quarterly within [ * ] following the end of each calendar quarter for which royalties are due from the selling Party. Each royalty payment shall be accompanied by a report summarizing the Net Sales of Royalty-Bearing Products during the relevant three-month period.
     16.8 Royalty Offset. A Party may offset, against any amounts owed to the other Party as royalties hereunder due to its sales of Royalty-Bearing Products, the following expenses to the extent incurred in the year for which such royalty amounts accrued:
     (a) [ * ] of Third Party Royalties with respect to technology acquired under Section 8.2; and
     (b) [ * ] of such Party’s
     (i) one-time settlement payment, and/or
     (ii) ongoing Third Party Royalties required in respect of sales of such Royalty-Bearing Products by reason of claims relating to Patents or Know-How licensed from the other Party or developed under this Agreement, all under Section 21.5 with respect to such Party’s defense of claims by a Third Party made against such Party in respect of its making, using, or selling such Royalty-Bearing Products; provided, however, that a Party may only offset against royalties owned
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to the other Party with respect to any particular Product up to an aggregate of [ * ] royalties owed the other Party for such Product for the calendar year.
     16.9 Taxes. The Party receiving royalties shall pay any and all taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, the selling Party will
(i)	deduct those taxes from the remittable royalty,

(ii)	timely pay the taxes to the proper taxing authority, and

(iii)	send proof of payment to the other Party within sixty (60) days following that payment.
The Parties agree to cooperate to obtain the benefit of any tax treaty with respect to such royalty payments.
     16.10 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, at the election of the selling Party, royalties accrued in that country shall be paid to the receiving Party in the country in local currency by deposit in a local bank designated by the receiving Party.
     16.11 Foreign Exchange. For the purpose of computing royalties due upon the Net Sales of Royalty-Bearing Products sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars at the applicable conversion rate published in the Wall Street Journal on the date when the royalty payment reports pursuant to Section 16.7 is made.
     16.12 Payments to or Reports by Affiliates. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated by that Party as the appropriate recipient or reporting entity.
     16.13 Sales By Sublicensees. In the event either Party grants licenses or sublicenses to Third Parties to make or sell Royalty-Bearing Products, such licenses or sublicenses shall include an obligation for the licensee or sublicensee to account for and report its Net Sales of such Royalty-Bearing Products on the same basis as if such sales were made by the Party granting the license or sublicense, and such Party shall pay royalties to the Party receiving royalties under this Agreement as if the Net Sales of such Royalty-Bearing Products of the sublicensee were Net Sales of the Party granting the license or sublicense.
Article 17 — Information and Reports During Marketing
     17.1 Adverse Drug Events. The Parties shall maintain and promptly provide to each other information regarding adverse drug events with respect to Collaboration Products as follows:
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     (a) Each Party shall notify the other Party of any fatal or severe events occurring in a given country and reported to it in respect of Collaboration Products within twenty-four (24) hours of receipt of such report and immediately thereafter shall supply to the other Party all further details which become available to the reporting Party with respect to any such events;
     (b) The Parties shall immediately decide who shall be responsible for notifying such events reported to it to the appropriate health authorities in accordance with legal requirements and governmental registrations applying the given country including reporting to the medical and scientific community if appropriate;
     (c) The Parties shall also keep informed each other on a quarterly basis of all other events with regard to adverse reactions occurring in the countries in respect of Collaboration Products.
     17.2 Records. Each Party shall keep or cause to be kept such records as are required to determine in a manner consistent with generally accepted accounting principles in the United States the sums or credits due under this Agreement, including, but not limited to, [ * ] At the request (and expense) of either Party, the other Party and its sublicensees shall permit the requesting Party or an independent certified public accountant appointed by such Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable notice, to examine those records as may be necessary to:
(i)	determine, with respect to any calendar year ending not more than three years prior to such Party’s request, the correctness of any report or payment made under this Agreement; or

(ii)	obtain information as to the royalty payable for any calendar year. Any such examination shall be subject to Article 22. Results of any such examination shall be made available to both Parties. The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance of more than five percent (5%) from the amount of the original report, royalty or payment calculation. In such case, the Party being audited shall bear the full cost of the performance of such audit.
Article 18 — Trademarks
     18.1 Collaboration Product Trademarks. Collaboration Products shall be sold under trademarks selected by agreement of the Parties and owned by [ * ] shall grant to [ * ] an exclusive, royalty-free license [ * ] to use Collaboration Product trademarks, in addition to [ * ] use, for Products developed in the Field. [ * ] shall bear all costs associated with the filing, prosecution and maintenance of Collaboration Product trademarks. In the event a decision is made to not maintain a Collaboration Product trademark, [ * ] shall give [ * ] notice to this effect; after notice, [ * ] may request the assignment of such Collaboration Product trademark and may at its expense maintain such Collaboration Product trademark. Each Party agrees to conform with the customary guidelines of the licensing Party with respect to manner of use.
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     18.2 Royalty-Bearing Product Trademarks. The Party selling a Royalty-Bearing Product shall select and own trademarks covering such Royalty-Bearing Products in the countries of sale. Where a Royalty-Bearing Product is a Collaboration Product in some other countries, the Party selling such Royalty-Bearing Product may use the Product-specific trademark of such Collaboration Product.
     18.3 Infringement Of Trademark. [ * ] shall notify [ * ] promptly upon learning of any actual, alleged or threatened infringement of a trademark specific to a Collaboration Product (the “Trademark”) or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses. Upon learning of such offenses from [ * ] shall take all reasonable and appropriate steps to protect, defend and maintain the Trademark for use by the Parties in connection with the Collaboration Product.
     18.4 Costs of Defense for Collaboration Product Trademarks. All of the costs, expenses and legal fees in bringing, maintaining and prosecuting any action to maintain, protect or defend a Trademark which is specific to a Collaboration Product shall be an [ * ], and any recovery shall be [ * ].
Article 19 — Manufacturing and Supply
     19.1 Commercial Supply of Collaboration Products.
          (a) Miles shall manufacture, or have manufactured, all Collaboration Products for worldwide sales in conformance with the specifications set forth in the respective applications for Regulatory Approval and any amendments or supplements thereto, and any substitutes. Subject to subparagraphs (b) below, the [ * ] shall be kept by Miles as an [ * ]. Miles shall also be allowed to keep as an [ * ] its [ * ] for each Collaboration Product (to the extent not recovered as Co-Development Costs pursuant to Sections 11.3 and 11.13)
     (i) incurred prior to the first commercial sale, without interest, in equal quarterly amounts over a period of [ * ] years, commencing with the first commercial sale of such Collaboration Product, and
     (ii) incurred after the first commercial sale as they occur in each year.
          (b) The Parties intend that Miles shall be the worldwide manufacturer of Collaboration Products, unless Miles elects to use the services of a Third Party, but desire to assure Onyx that the [ * ] are reasonable. If Onyx believes the [ * ] actually charged by Miles may exceed a reasonable amount, it shall so advise Miles, and Miles shall confer with Onyx in good faith regarding the Miles cost structure and accounting methodology and whether cost reducing alternatives may be available. Following consultations with Onyx, Miles shall in good faith determine whether any reductions in its [ * ] Sold are appropriate.
     19.2 Labelling. Co-Promotion Products shall bear Miles’ and Onyx’ company name on the labels, packaging and package inserts with equal prominence to the extent permitted by law. The Parties shall grant each other fully-paid licenses under their respective trademarks (and as approved by the Parties at the time) as necessary to effect the Co-Promotion provided for
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in this Agreement. All other Collaboration Products shall refer to the fact that the product was developed in collaboration with Onyx, to the extent permitted by law.
     19.3 Commercial Supply of Royalty-Bearing Products. The Party selling Royalty-Bearing Products shall be responsible for the manufacture of such Products. If requested by Onyx, Miles shall consider in good faith any request by Onyx to act at its discretion as manufacturer of Royalty-Bearing Products being sold by Onyx, on commercially reasonable terms.
     19.4 Supply Shortages. In the event that Miles is unable to manufacture sufficient quantities of any Product to meet the requirements for Collaboration Products and Miles’ and Onyx’ Royalty-Bearing Products, the Parties shall meet and discuss in good faith how to overcome such shortage.
* * * *
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CHAPTER 6
INTELLECTUAL PROPERTY RIGHTS
Article 20 — Inventions and Patents
     20.1 Ownership of Research Products and Inventions.
          (a) Except as set forth in Section 20.1(b) below, each Party shall own the entire right, title and interest in and to all know-how and patentable inventions made solely by the employees or agents of such Party, and Patents covering such discoveries or inventions, subject to the terms of this Agreement. Miles and Onyx shall each own an undivided one-half interest in all know-how, compositions of matter, and inventions made jointly by employees or agents of both Parties under the Research. Miles and Onyx shall each own an undivided one-half interest in Patents covering such jointly-made inventions, with inventorship to be determined under the patent laws of the jurisdiction where the relevant Patent application is filed. Miles and Onyx as joint owners each shall have the right to grant licenses under such jointly owned Patents, only to the extent as provided for in this Agreement.
          (b) Notwithstanding the foregoing, in the event that (i) a Party [ * ] or (ii) a Party [ * ], and [ * ] then the Party [ * ], shall be assigned all right, title and interest in and to all know-how and patentable inventions associated with such [ * ], subject to the terms of this Agreement.
     20.2 Disclosure of Patentable Inventions. In addition to the disclosures required under Sections 10.1 and 11.10, each Party shall submit a written report to the other within 60 days of the end of each quarter describing any invention arising during the prior quarter in the course of the collaboration which it believes may be patentable.
     Each Party shall provide the other party with drafts of any patent application which discloses a Collaboration Compound prior to filing, allowing adequate time for review and comment by the other Party if possible; provided, however, the providing Party shall not delay the filing of any patent application pursuant to Section 20.3 below.
     20.3 Patent Prosecution. The Parties intend to establish broad patent protection for Collaboration Compounds and other patentable inventions arising from the Research. Miles shall supervise and direct patenting of all patentable inventions conceived in the course of and within the scope of the Research and reduced to practice during the Research Term or within one year thereafter by employees of both Parties (the “Inventions”). Miles shall file and prosecute all patent applications covering Inventions. All internal costs and expenses of prosecuting such patent applications covering Inventions shall be borne by [ * ]. All [ * ], for prosecuting such applications on Inventions shall be paid by [ * ] and be [ * ]. Miles shall give Onyx copies of all such applications and related correspondence, in sufficient time to allow Onyx reasonably to comment thereon. Miles shall maintain all Patents that issue on such applications. The external costs and expenses in relation thereto shall be borne by [ * ] and be [ * ].
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     Each Party may make its own decision regarding filing and prosecuting applications for Patents on inventions made solely by such Party, except with respect to inventions owned by the other Party pursuant to Section 20.1(b), for which such other Party shall have the right to file and prosecute patent applications. All such applications shall be [ * ]. Prior to such filing, the Parties will consult with each other to facilitate uniformity and efficiency in the filing and prosecution of applications to obtain Patents. Each Party shall be responsible for all costs of prosecuting and maintaining any applications and patents it files hereunder. If a Party decides not to file or maintain an application or patent in any country on an invention hereunder, it shall give the other Party notice to this effect; after that notice, the other Party may, at its expense, file or maintain such application or patent, and the first Party shall assign to such other Party the rights in such application or patent.
     20.4 Confidential Treatment. All information disclosed under Sections 20.2 and 20.3 shall be treated as confidential pursuant to Article 22.
Article 21 — Infringement
     21.1 Infringement By Third Parties for Collaboration Compound. Miles and Onyx shall promptly notify the other in writing of any alleged or threatened infringement of Patents relating to Collaboration Compounds of which they become aware. The Parties shall determine how best to prosecute any such infringement. If the Parties do not agree on whether or how to proceed with enforcement activity within
(i)	[ * ] following the notice of alleged infringement or

(ii)	[ * ] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then [ * ], may each act in its own name to commence litigation with respect to the alleged or threatened infringement. In the event a Party brings an infringement action, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Section 21.1 in a manner that diminishes the rights or interests of the other Party without the consent of such other Party. The costs of any litigation commenced hereunder, [ * ], but excluding [ * ], which are incurred after the designation of a Product for Co-Development but prior to Regulatory Approval, shall be borne in the same manner as if such costs were Co-Development Costs. Such costs that are incurred following Regulatory Approval shall be [ * ], reimbursed to the Party incurring such expense. Any recovery realized as a result of such litigation shall be [ * ].
     21.2 Infringement by Third Parties for Royalty-Bearing Products. If any Patent in the Onyx Patents or the Miles Patents, which covers a Royalty-Bearing Product, is infringed by a Third Party in the country where such Royalty-Bearing Product is being sold, the Party to this
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Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail.
     The Party who is selling such Royalty-Bearing Product shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of such Patents. If such Party fails to bring an action or proceeding within a period of [ * ] after receiving notice of that infringement, then the other Party may bring and control any such action. If a Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and prosecute the suit. The other Party also may choose to be represented in any such action by counsel of its own choice, at its own expense.
     The costs and expenses of the Party bringing suit under this Section shall be reimbursed first out of any damages or other monetary awards recovered in such action. Any remaining damages shall be retained by the Party that brought the suit, provided that, if the Party selling the relevant Royalty-Bearing Product brought the suit, [ * ].
     No settlement or consent judgement or other voluntary final disposition of a suit under this Section may be entered into without the joint consent of Onyx and Miles.
     21.3 Third Party Claims Against Collaboration Compound. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, use or sale of any Collaboration Compound, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim and the related facts in reasonable detail. In such event, the Parties shall determine how best to control the defense of any such claim with respect to such Collaboration Compounds. In the event the Parties cannot agree on the defense of any such claim, [ * ] shall have the right to control such defense with respect to the Collaboration Compounds in issue in all countries [ * ]; [ * ] shall have the right to control such defense. Onyx and Miles will cooperate in defending all such actions. Each party shall have the right to be represented separately by counsel of its own choice. The entity that controls the defense of a given claim with respect to Collaboration Products shall control settlement of such claim; provided, however, that no settlement shall be entered into without the consent of a Party if such settlement would adversely affect the interests of such Party.
     21.4 Allocation of Expense; Collaboration Compound or Product. The expenses of patent defense, settlement and judgements pursuant to Section 21.3, with respect to sales of Collaboration Products, shall be a shared expense of the Parties. Such costs incurred after the designation of a Product for Co-Development but prior to Regulatory Approval shall be [ * ]. Such costs incurred following Regulatory Approval shall be [ * ].
     21.5 Third Party Claims Relating to Royalty-Bearing Products. Where use of Patents or Know-How of one Party results in a claim for patent infringement against the other Party for its sales of Royalty-Bearing Products, then the selling Party shall have the first right, but not obligation, to defend such claim, at its own expense, and to control settlement of such claim; provided, however, that no settlement shall be entered into without the written consent of the non-selling Party if such settlement would adversely affect its interests. In the event the
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selling Party does not undertake such defense within [ * ] of notice of such claim, then the other Party may defend and settle such claim, at its own expense; provided, however, that no settlement shall be entered into without the written consent of the selling Party if such settlement would adversely affect its interests.
     One-time settlement payments and on-going Third Party Royalties required in respect of the manufacture, use, or sale of Royalty-Bearing Products hereunder may be offset against royalties owed the other Party, but only to the extent permitted under Section 16.8.
Article 22 — Confidentiality
     22.1 Confidentiality; Exceptions.
     (a) Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the periods set forth in (b), the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose, other than as provided for in this Agreement, any Information, and other materials furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”).
     (b) The restrictions in Section 22.1(a) shall apply:
               (i) during the Research Term and for seven years thereafter, as to all Confidential Information except to such Information pursuant to (ii) below; and
               (ii) with respect to Confidential Information directly relating to Collaboration Compounds, Collaboration Products, or Royalty-Bearing Products in research, development or being marketed, for so long as such products remain in research, development or being marketed and for 5 years thereafter.
     (c) The restrictions under this Section 22.1 shall not apply to the extent that it can be established by the receiving Party that such Confidential Information:
               (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;
               (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
               (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or
               (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing Party not to disclose such information to others.
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     22.2 Authorized Disclosure. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures, (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and to minimize the extent of such disclosure. Each Party also may disclose to its collaborators, under confidentiality obligations,
(i) Confidential Information developed by such Party during the course of this collaboration, and
(ii) Confidential Information relating to Royalty-Bearing Products being developed and/or sold by that Party after such time as the other Party no longer has any right to return such Royalty-Bearing Product to the collaboration as a Collaboration Product.
     22.3 Survival. This Article 22 shall survive the termination or expiration of this Agreement.
     22.4 Termination of Prior Agreement. This Agreement supersedes all previous confidentiality agreements between the Parties and their respective Affiliates. All confidential information exchanged between the Parties and their respective Affiliates under such agreements shall be deemed Confidential Information and shall be subject to the terms of this Article 22.
     22.5 Publications. Except as required by law, each Party agrees that it shall not publish or present the results of studies carried out as part of the Research and Co-Development without the opportunity for prior review by the other Party. Each Party shall provide to the other the opportunity to review any proposed abstracts, manuscripts or presentations (including information to be presented verbally) which relate to the Field of Collaborative Research at least 14 days prior to their intended submission for publication. The Party receiving such proposed abstract, manuscript or presentation shall respond in writing within such time period with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. In the event of concern, the submitting Party agrees not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given a reasonable period of time (not to exceed 30 days) to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. Each Party also agrees to delete from any such abstract or manuscript any Confidential Information of the other Party upon its reasonable request based upon the commercial value of the secrecy of such information.
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CHAPTER 7
GENERAL PROVISIONS
Article 23 — Federal State Tax Characterization
     23.1 Tax Partnership.
     (a) To the extent defined below, the arrangement established by this Agreement shall be treated by the Parties as a partnership solely for federal and state income tax purposes, under Subchapter K of Chapter I of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and any similar state statute. Such tax partnership shall hereinafter be referred to as the “Tax Partnership.”
     (b) The characterization of the relationship between the Parties as a partnership is for the tax purposes set forth herein only and not for the purposes of the partnership law of any state or for any other purpose. The provisions of this Article 23 do not alter or amend any other provision of this Agreement, but merely establish the income tax accounting and reporting methods of the arrangement. The provisions of this Article 23 do not create any additional rights or obligations between the Parties except as expressly provided herein and do not, and are not intended to, create any rights in third parties against either Party. This Article 23 shall not be used by either Party to construe the remainder of the Agreement nor shall either Party seek to introduce this Article 23 into evidence with respect to any matter arising between them under the remainder of the Agreement except as to federal and state income tax issues relating to the Tax Partnership activities of the Parties during the term of this Tax Partnership. In the event of a conflict or inconsistency between the terms and conditions of this Article 23 and the terms and conditions of the remainder the Agreement, the terms and conditions of the remainder of the Agreement shall govern and control, except in respect of federal and state income tax issues of the Tax Partnership.
     (c) The Tax Partnership’s activities shall consist only of Research, Co-Development, jointly funded work and commercialization under Sections 9.6(b) and 9.6(c) of this Agreement, and production and marketing of Collaboration Products and Co-Promotion Products, as the foregoing terms are defined in Article 1 of this Agreement. Independent Development activities pursued by one Party, under Sections 12.1 through 12.4 of this Agreement, work performed independently at a Party’s own expense after the other Party does not accept a proposal to perform joint preclinical work under Sections 9.6(b) and 9.6(c) of this Agreement, production and marketing of Royalty-Bearing Products, and activities under the licenses described in Sections 4.6, 6.1 and 8.1(c) of this Agreement shall not constitute Tax Partnership activities.
     23.2 Tax Matters Partner. Miles is designated Tax Matters Partner (“TMP”), as defined in Section 6231(a)(7) of the Code. The TMP shall use its reasonable efforts to comply
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with the responsibilities outlined in this Article 23 and in Sections 6221 through 6233 of the Code (including any Treasury regulations promulgated thereunder).
     23.3 Tax Returns.
     (a) TMP shall file all federal and state income tax returns required to be filed by the Tax Partnership. For purposes of the tax filings contemplated by this Article 23, the Tax Partnership name shall be “Miles-Onyx.”
     (b) TMP shall prepare and submit drafts of all Tax Partnership returns to the Parties as soon as reasonably practical in advance of the due date to permit review by the Parties prior to filing. If a Party disagrees with the proposed treatment of an item on the return prepared by the TMP, the Parties shall promptly seek to resolve the disagreement through good faith discussions. If the dispute cannot be so resolved, the Parties shall engage the services of a mutually agreeable nationally recognized law or accounting firm to resolve the matter. The firm’s decision on such matter shall be binding on the Parties. Such firm’s fee shall be [ * ]. If the dispute has not been resolved by the due date of the particular return, the TMP shall timely file the particular return and the content of the return as filed shall be determined by the TMP in its sole discretion. Upon resolution of the dispute between the Parties, if such resolution provides for the reporting of any item which is inconsistent with the manner in which such item was reported on the return as filed by the TMP, the TMP shall prepare and file an amended return using the agreed basis of reporting. TMP may file such requests for extensions of time to file any returns as it deems appropriate.
     (c) The Parties agree to maintain and provide to the TMP all information necessary for the preparation and support of all Tax Partnership tax returns. Such information shall be provided to the TMP within a reasonable time and in a reasonable manner by each Party’s personnel at each Party’s separate expense.
     23.4 Inconsistent Treatment of Partnership Items. If either Party intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Party shall, at least thirty (30) days prior to the filing of such notice, notify the other Party of such intent and the manner in which the Party’s intended treatment of a Tax Partnership item is (or may be) inconsistent with the treatment of that item by the Tax Partnership, and advise the other Party of the reasons therefor.
     23.5 Tax Partnership Elections. The Parties hereby grant TMP the authority to make all necessary tax elections for the Tax Partnership. In particular, the TMP is authorized to make the following elections under the Code and regulations and any similar state statutes:
(i)	[ * ]

(ii)	Adopt the [ * ] accounting;

(iii)	Compute the allowance for depreciation, if any, under [ * ]
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(iv)	Amortize start-up expenditures, if any, over a [ * ] period in accordance with Code Section 195(b) and any similar state statutes;

(v)	Amortize organization costs, if any, over a [ * ] period in accordance with Code Section 709(b) and any similar state statutes;

(vi)	Treat research and experimentation expenditures as a deduction [ * ] in accordance with Code Section 174(a)(1); and

(vii)	Elect to adjust the basis of the [ * ] pursuant to Code Sections 734, 743 and 754.
     23.6 Characterization of Certain Payments and Activities. Direct payments made between the Parties and direct receipt of revenue by one Party shall, when appropriate to effect the intent of this Article 23, be considered to have been contributed to or received by, as the case may be, and paid out by, the Tax Partnership. Research activities shall be considered performed by the Parties as members of the Tax Partnership.
     23.7 Capital Accounts. Tax Partnership capital accounts will be maintained for each Party by TMP in full compliance with Section 1.704-1(b)(2)(iv) of the Treasury regulations.
     23.8 Tax Partnership Allocations.
     (a) Except as otherwise provided in this Section, the allocation for income tax purposes of specific items of income, gain, loss, deduction or credit of the Tax Partnership, as computed for income tax purposes shall be made to the Party receiving the economic benefit or bearing the economic burden of such items pursuant to this Agreement. Pursuant to, but not in limitation of, the application of this principle: (i) [ * ] and (ii) [ * ]. The allocations contemplated by this paragraph shall take into account that the items being allocated must be computed pursuant to applicable income tax principles, while the profit and loss proportioned under Chapter 5 of this Agreement are determined in certain respects on a different basis. For example to the extent a Party is able to claim credit under Chapter 5 for an expense incurred by an Affiliate that is nondeductible by the Tax Partnership, there may have to be an allocation to that Party of an equivalent amount of gross income (solely for income tax purposes) to carry out the intent of this Article 23. Similarly, to the extent revenue is calculated under Chapter 5 to include [ * ] that is not includable in the income of the Tax Partnership, an equivalent amount of gross income (solely for income tax purposes) may have to be allocated to the other Party.
     (b) Notwithstanding paragraph (a) of this Section, all research and experimentation expenditures, as defined in Code Section 174 and the applicable Treasury regulations, of the Tax Partnership shall be allocated to [ * ], to the extent [ * ] has provided funds under this Agreement through the end of the year in which the expenditures were incurred. The credit for increasing research activities under Code Section 41 available to the Tax Partnership shall be allocated in the same manner as the expense generating the credit.
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     (c) [ * ] shall be allocated an amount of gross income of the Tax Partnership each year equal to the amount of distributions received by [ * ] under Section 16.3.
     (d) In accordance with Section 704(c) of the Code and underlying Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the Tax Partnership by a party shall, solely for tax purposes, be allocated among the Parties so as to take account of any variation between the adjusted basis of such property to the Tax Partnership for federal income tax purposes and its fair market value as of the date of contribution.
     (e) Notwithstanding the above paragraphs of this section, the following allocations shall be made in the following order:
(i)	Such special allocation, if any, shall be made as is necessary to comply with the minimum gain chargeback requirement in Section 1.704-2 of the Treasury regulations.

(ii)	Such special allocation, if any, shall be made as is necessary to comply with the qualified income offset requirement in Section 1.704-l(b)(2)(ii)(d) of the Treasury regulations.
     (f) The provisions of paragraph (e) of this Section 23.8 are intended to comply with certain requirements of the Treasury regulations. To the extent possible, all allocations in paragraph (e) of this Section 23.8 shall be offset with other such allocations or with additional special allocations under this paragraph. TMP shall make such special allocations under this Section 23.8 so that, to the extent possible, each Party’s capital account equals the amount that would have resulted if no special allocations had been made under paragraph (e) of this Section 23.8.
     (g) In the event that the Internal Revenue Service (‘IRS’) or the tax authority having jurisdiction under any state income tax statute does not permit allocations of Tax Partnership tax items in a manner consistent with the intentions of the Parties as reflected in this Article 23, and such allocations are not so made, as a result thereof, the Parties agree to make such equitable adjustments as will place each Party in the same or substantially the same position, on an after tax basis, as if the allocations had been permitted. Notwithstanding the above, neither Party shall be required to pay the other Party any amount under this paragraph except to the extent that and until the proposed paying Party has benefitted (that is, the paying Party’s income tax payments have been reduced or its refunds received have been increased) from the reallocation caused by the IRS or similar state tax agency, and any payments to be made in equitable adjustment under this paragraph shall be limited to the after tax benefit received by the paying Party as result of such reallocation (such payments to be adjusted to recognize the tax benefit or detriment which results from the payment of an equitable adjustment under this paragraph). Such payment, before adjustment for tax effect, shall bear interest at the overpayment rate determined under Section 6621(a)(1) of the Code, compounded daily, from the due date (determined without regard to extensions of time to file) of the
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receiving Party’s corporate income tax return for the taxable year for which reallocation occurs, to the day immediately preceding the day upon which the payment is made.
     23.9 Liquidation. Upon liquidation of this Tax Partnership pursuant to Code Section 708, distributions to the Parties shall be made in amounts equal to the positive capital accounts of the Parties. To the extent necessary to effectuate the economic arrangement established by this Agreement, transfers effected in connection with any liquidation of the Tax Partnership not consistent with the Parties’ respective capital accounts shall be considered to be transfers of distributed property between the Parties subsequent to all liquidating distributions and shall occur outside of the Tax Partnership.
     23.10 Internal Revenue Service Notices.
     (a) The Parties shall furnish TMP with such information (including, without limitation, information specified in Section 6230(e) of the Code) as it may reasonably request to permit it to provide the IRS with sufficient information to allow proper notice from the IRS to the Parties in accordance with Section 6223 of the Code.
     (b) TMP shall provide to the Parties within a reasonable time copies of all notices, correspondence and other communications forwarded by the IRS to the TMP or the Tax Partnership.
     23.11 Tax Partnership Audits and Litigation. If an audit of any of the Tax Partnership’s tax returns should occur, TMP may, in its reasonable discretion, retain such accountants and tax lawyers as it deems necessary in response to such audit. The cost of such professionals, as well as a reasonable charge for the time spent by the TMP on the audit, administrative appeal and, if necessary, litigation of the issues raised in the audit, shall be borne by [ * ].
Article 24 — Term and Termination
     24.1 Term of Agreement. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the latest of
     (a) the end of the Research Term,
     (b) the expiration of the last to expire of the Patents licensed under this Agreement, or
     (c) the date on which the Parties are no longer entitled to receive a share of Marketing Profit on any Collaboration Product.
     24.2 Termination for Breach. If either party materially breaches this Agreement during the Research Term, which breach is not cured within 60 days of written notice thereof from the non-breaching Party, then all licenses and sublicenses granted the breaching Party under this Agreement shall terminate, and the breaching Party shall grant to the non-breaching Party an exclusive, worldwide, royalty-free license, with the right to sublicense, under the breaching
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Party’s Patents and Know-How, to make, have made, use, have used, sell, and have sold products. The breaching Party shall deliver to the non-breaching Party such relevant materials relating to such breaching Party’s Know-How as are necessary or useful to the exercise by the non-breaching Party of the license hereunder. The breaching Party hereby authorizes, transfers and assigns to the non-breaching Party the right to prosecute, maintain and defend all jointly owned Patents licensed hereunder, to the exclusion of the breaching Party within the Field, in the event of such uncured breach. The breaching Party shall be liable for any damages resulting from its breach, costs and attorneys’ fees, and the non-breaching Party shall be relieved from its obligations under this Agreement except as provided in Article 22.
     24.3 Termination for Other Reasons. In the event either Party shall:
     (a) become insolvent or bankrupt;
     (b) make an assignment for the benefit of its creditors;
     (c) appoint a trustee or receiver for itself for all or a substantial part of its property;
     (d) have any case of proceeding commenced or other action taken by or against itself in bankruptcy;
     (e) seek liquidation, dissolution, a winding-up arrangement, composition or readjustment of its debts;
     (f) seek any other relief under any bankruptcy, insolvency, reorganization or other similar aa or law of any jurisdiction, now or hereafter in effect; or
     (g) have issued against itself a warrant of attachment, execution, distraint or similar process against any substantial part of its property of the other Party;
then within 60 days of the event, the other Party may, at its sole option, either (i) terminate this Agreement upon thirty (30) days written notice to the other party; or (ii) continue the performance of this Agreement thereafter.
     24.4 Acquisition of Onyx.
          (a) In the event that (i) Onyx is acquired by another entity by reason of merger, consolidation or sale of all or substantially all of its assets (except for a reorganization transaction in which the persons who held majority ownership of Onyx prior to the transaction continue to hold majority ownership of Onyx, directly or through a parent company, after the transaction) or (ii) a single entity other than Miles or an Affiliate of Miles acquires ownership of a majority of the outstanding voting stock of Onyx, without the consent of Miles (in either case, an “Onyx Acquisition”), then within 60 days after the event, Miles may, at its sole option, either
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continue this Agreement without change or exercise the rights set forth in subparagraph (b) below.
          (b) In the event of an Onyx Acquisition, Miles may elect to terminate the Research (which termination shall be effective 60 days following the occurrence of the Onyx Acquisition), terminate the co-promotion rights of Onyx (including without limitation termination of any co-marketing rights or co-promotion rights with respect to Products that Miles may have granted to Onyx outside of the United States), and, except as set forth below, have exclusive development and marketing rights with respect to Collaboration Compounds. Thereafter, any Collaboration Compound that is marketed by Miles as a Product shall be a Royalty-Bearing Product for which royalties will be due under Sections 16.2(a), (b) or (c), as appropriate. Notwithstanding the characterization of such Products as Royalty-Bearing Products for all purposes of marketing, Onyx (or the acquiring party as the case may be) shall continue to have the right to fund Co-Development Costs for Collaboration Compounds so as to increase the royalty rate payable with respect to the sale of the resulting Products. In the event that Onyx had commenced independent development of a Collaboration Compound under Sections 7.3, 9.6 or 12.2 prior to the Onyx Acquisition, then Miles may obtain hereunder the exclusive marketing rights to such compounds only by exercising, within 60 days, its buy-back rights in accordance with Sections 7.4 or 9.6 (and only if such rights had not previously lapsed). Otherwise, Onyx shall retain exclusive marketing rights to such Collaboration Compounds as Royalty-Bearing Products of Onyx.
          (c) In the event of an Onyx Acquisition, the licenses provided for in Section 4.1(a), 4.4(a) and 4.5 shall survive, and the other licenses provided for in Article 4 shall terminate, except to the extent necessary for Onyx to develop and market Royalty-Bearing Products of Onyx, as provided under Section 24.4(b).
     24.5 Surviving Rights. The following provisions of this Agreement shall survive termination of the Agreement, in addition to any provisions which survive by their terms: Articles 1, 20, 21, 22, 25, 27 and 28.
     24.6 Accrued Rights: Surviving Obligations. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.
Article 25 — Dispute Resolution
     25.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party’s rights and/or obligations hereunder. The Parties shall follow the procedures set forth in this Article 25 to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and to attempt to avoid litigation between the Parties.
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     Any disputes among the members of the JRDC, or other disputes among the Parties, that cannot be resolved by good faith negotiation, shall be referred, by written notice from either Party to the other, to the respective officers of the Parties designated below (or their successors).
     For Miles: President of the Pharmaceutical Division
     For Onyx: Chief Executive Officer
Such executive officers shall negotiate in good faith to achieve a resolution to the dispute referred to them, within 30 days after such notice is received. In the event the designated executive officers are not able to resolve such dispute within such 30-day period, either Party may then invoke any other remedies available to it in law or equity. Any dispute or controversy arising out of or related to this Agreement which is not resolved between the Parties shall be submitted to a United States state or federal court of competent jurisdiction and appropriate venue.
Article 26— Representations and Warranties; Exclusivity
     26.1 Representations and Warranties. Each Party hereby represents and warrants to the other that this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of and the rights granted under this Agreement by such Party does not conflict with any agreement, instrument or understanding, written or oral, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
     26.2 Performance By Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by such Affiliates and shall cause such Affiliates to comply with the provisions of this Agreement in connection with such performance. Each Party waives any obligation on the other Party to seek performance by such Party’s Affiliate before the other Party may enforce the foregoing guaranty.
     26.3 Exclusivity; Noncompetition Within the Field of Collaborative Research. During the Research Term, neither Onyx nor Miles shall, directly or indirectly, conduct, have conducted or fund any research, development, regulatory, manufacturing or commercialization activity with the Field of Collaborative Research, except pursuant to this Agreement. In addition, during the Research Term,
     (i) each Party shall disclose to the other on an ongoing basis all of its activities within the Field of Collaborative Research, and
     (ii) neither Party shall, without the prior consent of the JRDC, hold any discussions with any Third Party relating to commercial (as opposed to scientific) activities within the Field of Collaborative Research. Except as specifically provided
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herein, all activities of the Parties outside of the Field and the Field of Collaborative Research are outside of the scope of this Agreement.
During the Research Term, neither Party shall enter into any corporate strategic partner transaction in which such agreement is in conflict with this Agreement.
Article 27 — Products Liability and Indemnification
     27.1 Indemnification for Sales of Royalty-Bearing Products. With respect to each Royalty-Bearing Product in the countries where such product is sold, each Party selling such Royalty-Bearing Product hereby agrees to defend, indemnify, and hold harmless the other Party and its directors, officers, employees, and agents from and against any and all suits, claims, actions, demands, liabilities, damages, costs, expenses and/or loss, including reasonable legal expenses and attorneys’ fees (“Losses”), resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of such Royalty-Bearing Products by such Party, or its agents or sublicensees, except to the extent such Losses result from
(i) the negligence of the other Party, or
(ii) actions or claims referred to under Section 21.5 (which are treated thereunder).
In the event that such other Party seeks indemnification under this Section 27.1, it shall inform the Party selling the Royalty-Bearing Product of such claim as soon as practicable after it receives notice of the claim, shall permit such selling Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of such selling Party) in the defense of the claim.
     27.2 Actions in Respect of Collaboration Products. With respect to each Collaboration Product in the countries where such product is sold, the Parties agree that all Losses resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of such Collaboration Products (“Shared Losses”) shall be Allowable Expenses, except to the extent such Losses result from
(i) the negligence of a Party, or
(ii) actions or claims referred to under Section 21.3 (which are treated thereunder).
Each Party agrees to notify the other Party promptly upon learning of any claim, action, suit or demand that may result in a Shared Loss. The JRDC shall determine how to defend any such claim or action. In the event the JRDC cannot agree on such defense, Onyx shall have the right to defend all such actions within the United States, and Miles shall have the right to defend all other such actions.
     27.3 Indemnification for Negligence. Each Party hereby agrees to defend, indemnify, and hold harmless the other Party and its directors, officers, employees, and agents from and
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against any and all Losses resulting directly or indirectly from the indemnifying Party’s negligence in the manufacture, use, handling, storage, sale or other disposition of Collaboration Products.
Article 28 — Miscellaneous
     28.1 Assignment.
     (a) Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.
     (b) Neither Onyx nor Miles may assign its rights or obligations under this Agreement or its ownership interest in Onyx Patents or Miles Patents, respectively, or in Patents owned jointly by Onyx and Miles to a non-Affiliate without the prior written consent of the other Party, except that (subject to compliance with the provisions of Section 24.4), either Onyx or Miles may assign this Agreement and its Patents in connection with any merger, consolidation, or sale of all or substantially all of its assets.
     28.2 Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.
     28.3 Retained Rights. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development with respect to and market products outside the Field using such Party’s technology or intellectual property rights.
     28.4 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.
     28.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     28.6 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name “Onyx” or “Miles”, or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.
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     28.7 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):
       If to Onyx, addressed to:
ONYX PHARMACEUTICALS, INC.
3031 Research Drive, Bldg. A
Richmond, CA 94806
Attention: Chief Executive Officer
Telephone: (510) 222-9700
Telecopy: (510) 222-9758
       With copy to:
COOLEY GODWARD CASTRO HUDDLESON & TATUM
Five Palo Alto Square, 4th Floor
Palo Alto, CA 94306
Attention: Robert L. Jones, Esq.
Telephone: (415) 843-5000
Telecopy: (415) 857-0663
       If to Miles, addressed to:
MILES INC.
Pharmaceutical Division
400 Morgan Lane
West Haven, CT 06516
Attention: Joseph A. D’Arco, Esq.
Telephone: (203) 937-2401
Telecopy: (203) 937-2795
       With a copy to:
JONES, DAY, REAVIS & POGUE
One Mellon Bank Center
31st Floor
500 Grant Street
Pittsburgh, PA 15219
Attention: Charles A. Schliebs
Telephone: (412) 394-7924
Telecopy: (412) 394-7959
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     28.8 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.
     28.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then
          (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and
          (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.
     28.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     28.11 Press Releases. The Parties agree to consult with each other prior to the issuance of any press releases that discuss aspects of the collaboration and obtain prior consent to any press release, provided that in any event either Party may make press releases required by law, including without limitation compliance with securities laws (in which case the disclosing Party shall still consult with the other Party prior to issuance of the press release). Each Party shall endeavor to comment immediately on any proposed press release submitted to it by the other Party.
     28.12 Entire Agreement. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.
     28.13 Governing Law. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of California, as applied to Agreements executed and performed entirely in the State of California by residents of the State of California, without regard to conflicts of law rules and excluding the United Nations Convention on Sale of Goods.
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* * * *
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     In Witness Whereof, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

Onyx Pharmaceuticals, Inc.		Miles Inc.

By:	/s/ Hollings C. Renton	By:	/s/ Horst Wallrabe

Title: President and Chief Executive Officer		Title: /s/ blank
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EXHIBIT A
Diagram of Collaboration
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PHARMACEUTICALS BG International Cooperation and Licensing	Cooperation with Onyx in Oncology Structure of Cooperation	Exhibit A (1)
[ * ]
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PHARMACEUTICALS BG International Cooperation and Licensing	Cooperation with Onyx in Oncology Ownership of compounds during and after the RESEARCH TERM	Exhibit A (2)
[ * ]
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PHARMACEUTICALS BG International Cooperation and Licensing	Cooperation with Onyx in Oncology Ownership of compounds during and after the RESEARCH TERM	Exhibit A (3)
[ * ]
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EXHIBIT B
Field of Collaborative Research
Programs:
[ * ]
Targets:
[ * ]
Assays:
[ * ]
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EXHIBIT C
Research Plan
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[ * ] Year Research Plan

Onyx	Miles
[ * ]
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Screening [ * ]
[ * ]
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Profiles: [ * ]
Compounds
[ * ]
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EXHIBIT D
Measured Activity Qualifying as “ras Positive” Inhibition
[ * ]
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